EXHIBIT 10.26

                         COLORADO BIOSCIENCE PARK AURORA

                                Aurora, Colorado

                             BIOSCIENCE PARK CENTER

                                   SPACE LEASE

                       Fitzsimons Redevelopment Authority

                                       To

                                  BioNovo, Inc.

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                         COLORADO BIOSCIENCE PARK AURORA

                                   SPACE LEASE
                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
ARTICLE 1 Reference Data and Definitions                                    1
      1.01 - Terms Referred to                                              1
      1.02 - General Provisions                                             3
      1.03 - Definitions                                                    3
ARTICLE 2 Premises                                                          9
      2.01 - Premises                                                       9
      2.02 - Appurtenances                                                  9
      2.03 - Landlord's Fixtures                                            9
ARTICLE 3 Term                                                              9
      3.01 - Term Commencement                                              9
      3.02 - Termination                                                    9
      3.03 - Estoppel Certificate                                           9
ARTICLE 4 Rent                                                             10
      4.01 - Basic Rent                                                    10
      4.02 - Adjustment of Basic Rent                                      10
ARTICLE 5 Use of Premises                                                  10
      5.01 - Use Restricted                                                10
ARTICLE 6 Operating Expenses; Taxes                                        10
      6.01- Operating Expenses and Taxes                                   10
      6.02 - Monthly Payments of Additional Rent                           11
      6.03 - Annual Statements                                             11
      6.04 - Assessments and Other Taxes                                   12
      6.05 - Accounting Periods                                            12
      6.06 - Abatement of Taxes                                            12
ARTICLE 7 Improvements                                                     13
      7.01 - Tenant Fit-up                                                 13
      7.02 - Time for Completion                                           13
      7.03 - Notice of Substantial Completion Date                         13
      7.04 - Delays                                                        13
      7.05 - Tenant's Access to the Premises                               13
      7.06 - Improvements by Tenant                                        14
ARTICLE 8 Building Services                                                16
      8.01 - Basic Services                                                16
      8.02 - Other Janitors                                                16
      8.03 - Additional Services                                           17
      8.04 - Limitations on Landlord's Liability                           17
      8.05 - Electric Service                                              17


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ARTICLE 9 Tenant's Covenants                                               17
      9.01 - Pay Rent                                                      17
      9.02 - Occupancy of the Premises                                     17
      9.03 - Rules and Regulations                                         18
      9.04 - Safety                                                        18
      9.05 - Equipment                                                     18
      9.06 - Pay Taxes                                                     18
      9.07 - Maintenance                                                   18
      9.08 - Redelivery                                                    18
      9.09 - Tenant Financial Information                                  19
      9.10 - Legal Requirements                                            19
      9.11 - Contests                                                      19
      9.12 - Environmental Legal Requirements                              19
      9.13 - No Liens                                                      20
      9.14 - Discharge                                                     20
ARTICLE 10 Access to Premises                                              20
      10.01 - Access                                                       20
ARTICLE 11 Assignment and Subletting: Occupancy Arrangements               21
      11.01 - Assignment and Subletting                                    21
      11.02 - Procedure                                                    21
ARTICLE 12 Indemnity                                                       22
      12.01 - Tenant's Indemnity                                           22
      12.02 - Claims by Landlord                                           22
      12.03 - Landlord's Liability                                         23
ARTICLE 13 Insurance                                                       23
      13.01 - Tenant's Insurance                                           23
      13.02 - General Insurance Provisions                                 23
      13.03 - Landlord's Insurance                                         24
ARTICLE 14 Waiver of Subrogation                                           25
      14.01 - Waiver of Subrogation                                        25
      14.02 - Waiver of Rights                                             25
ARTICLE 15 Damage and Restoration                                          25
      15.01 - Substantial Damage                                           25
      15.02 - Restoration                                                  25
ARTICLE 16 Eminent Domain                                                  26
      16.01 - Total Taking                                                 26
      16.02 - Partial Taking                                               26
      16.03 - Awards and Proceeds                                          26
ARTICLE 17 Quiet Enjoyment                                                 27
      17.01 - Landlord's Covenant                                          27
      17.02 - Subordination and Non-Disturbance                            27
      17.03 - Notice to Mortgagee                                          27
      17.04 - Other Provisions Regarding Mortgagees                        27
      17.05 - Landlord's Right to Sell or Convey                           28


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ARTICLE 18 Defaults; Events of Default                                     28
      18.01 - Defaults                                                     28
      18.02 - Tenant's Best Efforts                                        29
ARTICLE 19 Landlord's Remedies; Damages on Default                         29
      19.01 - Landlord's Remedies                                          29
      19.02 - Possession                                                   29
      19.03 - Right to Relet                                               30
      19.04 - Survival of Covenants, Etc                                   30
      19.05 - Right to Equitable Relief                                    31
      19.06 - Right to Self Help; Interest On Overdue Rent                 31
      19.07 - Landlord's Lien                                              31
ARTICLE 20 Notices                                                         32
      20.01- Notices and Communications                                    32
      20.02 - When Effective                                               32
ARTICLE 21 Waivers                                                         32
      21.01 - No Waivers                                                   32
ARTICLE 22 Security Deposit                                                33
      22.01 - Security Deposit                                             33
ARTICLE 23 General Provisions                                              33
      23.01 - Unavoidable Delays                                           33
      23.02 - Estoppel Certificates                                        33
      23.03 - Right to Relocate                                            33
      23.04 - Holding Over                                                 34
      23.05 - Governing Law                                                34
      23.06 - Partial Invalidity                                           34
      23.07 - Notice of Lease                                              34
      23.08 - Interpretation                                               34
      23.09 - Consents                                                     34
      23.10 - Entire Agreement; Changes                                    34
      23.11 - Binding Effect                                               35
      23.12 - Time of the Essence                                          35
      23.13 - Table of Contents                                            35
EXHIBIT A - LANDLORD'S SERVICES                                            37
EXHIBIT B - LEASE PLAN                                                     41
EXHIBIT C - WORK LETTER                                                    42
EXHIBIT D - ESTOPPEL CERTIFICATE                                           45
EXHIBIT E-1 - RATE SCHEDULE                                                47
EXHIBIT E-2 - RENT RIDER                                                   48
EXHIBIT G - RULES AND REGULATIONS                                          57
EXHIBIT H - EQUIPMENT SCHEDULE                                             59
EXHIBIT I - ECONOMIC DEVELOPMENT ADMINISTRATION REQUIREMENTS               60


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                         COLORADO BIOSCIENCE PARK AURORA

                                   SPACE LEASE

THIS LEASE is made in Aurora, Colorado effective on the Date of Lease stated in
Article 1 between the Landlord and the Tenant hereinafter identified. In consideration of the Rent payable by Tenant and of the agreements to be performed and observed by Tenant, Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions and for the term stated below:

                                    ARTICLE 1

                         Reference Data and Definitions

Section 1.01 - Terms Referred to. Each reference in this lease to any of the following terms incorporates the data stated for that term in this Section 1.01:

DATE OF LEASE:                   ___________________, 2006

LANDLORD:                        Fitzsimons Redevelopment Authority, a
                                 governmental entity created by the City of Aurora, Colorado, and the Regents of the University of Colorado.

LANDLORD'S ADDRESS:              12635 E. Montview Blvd
                                 Suite 100
                                 Aurora, Colorado 80010

TENANT:                          BioNovo, Inc.

TENANT'S ADDRESS:                After the Term Commencement Date, Tenant's
                                 address will be the Premises, before the Term
                                 Commencement Date, Tenant's address will be:
                                 _______________________________________________
                                 _______________________________________________

TERM COMMENCEMENT DATE:          November 27, 2006 or as defined in Section
                                 1.03, if different.

LEASE TERM:                      Three Lease Years plus the partial month, if
                                 any, between the Term Commencement Date and the first day of the next calendar month.


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STATED EXPIRATION DATE:          November 30, 2009, or as defined in Section
                                 1.03, if different.

DESIGN START DATE:               (See Exhibit C - Work Letter)

PERMITTED USE:                   Research and development and limited light
                                 manufacturing.

PREMISES:                        That portion of the first floor of the Building
                                 shown as outlined or hatched on the Lease Plan attached as Exhibit B.

RENTABLE AREA OF THE PREMISES:   2,767 square feet

RENTABLE AREA OF THE BUILDING:   60,000 square feet

TENANT'S SHARE:                  5%

TENANT FIT-UP ALLOWANCE:         $0

BASIC RENT:                      Refer to Rate Schedule on Exhibit E

INITIAL MONTHLY PAYMENT:         Refer to Rate Schedule on Exhibit E

ESTIMATED OPERATING EXPENSES:    $7.95 per rsf

ESTIMATED TAXES:                 $0.00 per square foot of Rentable Area for the
                                 calendar year in which the Lease Term begins.

SECURITY DEPOSIT:                $5,534.00 - Tenant has existing security
                                 deposit in the amount of $5,400. Any amount remaining after check-out of Suite 217 will be credited toward this new deposit.


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Section 1.02 - General Provisions. For all purposes of this Lease, unless the context otherwise requires:

      (a) A pronoun in one gender includes and applies to the other genders as well.

      (b) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the word or term defined.

      (c) Any reference to a document defined in Section 1.03 of this Lease is to the document as originally executed, or, if amended or supplemented as provided in this Lease, to the document as amended or supplemented and in effect at the relevant time of reference.

      (d) All accounting terms not otherwise defined in this Lease have the meanings assigned to them under generally accepted accounting principles

      (e) All references in Section 1.01 are subject to the specific definitions (if any) in Section 1.03.

Section 1.03 - Definitions. Each underlined word or term in this Section 1.03 has the meaning stated immediately after it.

Additional Rent. All Taxes, Operating Expenses, and costs and other charges (other than Basic Rent) due from Tenant to Landlord or incurred by Landlord as the result of a Default.

Additional Services. Services provided to Tenant or in respect of the Premises other than Basic Services described in Exhibit A.

Authorizations. All franchises, licenses, permits, and other governmental consents issued by Government Authorities under Legal Requirements which are or may be required for the occupancy of the Premises and the conduct of a Permitted Use on the Premises.

Basic Services. The services described in Exhibit A.

Building. The building on or to be constructed or under construction on the Land in accordance with the plans prepared by Davis Partnership, dated December 1, 1998, as amended.

Business Day. A day which is not a Saturday, Sunday or any other day on which banks in Aurora, Colorado, are authorized or required by law or executive order to remain closed.

Common Areas. All property devoted to the common use of the occupants of the Building or all occupants of multi-tenant floors or the provision of Basic or Additional Services to occupants of the Building including but not limited to air shafts, pipes, wires, ducts, conduits, elevator shafts and elevators, stairwells and stairs, restrooms, mechanical rooms, janitor closets, vending areas, loading docks and loading facilities, parking areas, walks and driveways.

Default. Any event or condition specified in Article 18 so long as any applicable requirements for the giving of notice or lapse of time have not been fulfilled.


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Event of Default. Any event or condition specified in Article 18 if all applicable requirements for the giving of notice or lapse of time have been fulfilled.

Governmental Authority. United States of America, State of Colorado, County of Adams, City of Aurora, and any political subdivision, agency, department, commission, board, bureau or instrumentality of any of them.

Hazardous Substances. "Oil," "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous or toxic substances" and "hazardous substances" as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1976, 42 U.S.C. Section 9601, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by SARA, 42 U.S.C. Section 1820, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1810, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7412, et seq., and the Colorado Hazardous Waste Act, 25-15-101, et seq., C.R.S. 1973, as any such acts may be amended, modified or supplemented and the regulations from time to time adopted under those laws.

Improvements. All (a) structures located in and forming a part of the Premises, including but not limited to, walls, ceilings, doors and floor covering, (b) pipes, wires, conduits, controls and fixtures relating to utilities located in and serving the Premises, (c) casework, including but not limited to, benches, tables, cabinets and storage facilities, connected to a utility or affixed to the Premises or the Building and (d) fixtures, equipment and personal property of any kind installed on the Premises in such a manner that they become part of the Premises or the Building under law or that they cannot be removed without material damage to the structure, fixtures, equipment or personal property or to the Premises or the Building.

Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to the Land, the Building or the Premises; all requirements of the issuer of any such policy; and all orders, rules, regulations and other requirements of the National Fire Protection Association (or any other body exercising similar functions) applicable to any condition, operation, use or occupancy of all or any part of the Premises.

Land. Land as described in Exhibit B-1 attached hereto.

Landlord's Fixtures. All fixtures and equipment paid for by Landlord and installed in the Building or the Premises for use by Tenant, whether before or during the Lease Term and whether or not shown in the Working Drawings, irrespective of whether or how the fixtures or equipment may be affixed to the Premises or the Building.

Landlord's Work. The work to be done by Landlord with respect to the Premises described in the Work Letter.


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Lease. This document, all exhibits and riders attached and referred to in this document and all amendments to this document, the exhibits and riders.

Lease Term. The period stated in Section 1.01 beginning on the Term Commencement Date. The Lease Term includes the period of any extension exercised by Tenant as provided in this Lease.

Lease Termination Date. The earliest to occur of (a) the Stated Expiration Date,
(b) the termination of this Lease by Landlord as the result of an Event of Default or (c) the termination of this Lease under Article 15 (Damage or Destruction) or Article 16 (Eminent Domain).

Lease Year. Each successive period of 12 calendar months beginning on the Term Commencement Date or any anniversary thereof and ending on the preceding date one year later; provided that (a) the first Lease Year includes the partial month, if any, between the Term Commencement Date and the first day of the next calendar month and (b) the last Lease Year will end on the Lease Termination Date.

Legal Requirements. (a) All statutes, codes, ordinances (and rules and regulations thereunder) and all executive, judicial and administrative orders, judgments, decrees and injunctions of or by any Governmental Authority which are applicable to any condition or use of the Premises, Building or Land, (b) the provisions of all Authorizations, and (c) terms and conditions of any Governmental Authority or federal agency providing funding for the Building.

Occupancy Arrangement. With respect to all or any part of the Premises or this Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance or any other arrangement (including but not limited to a license or concession) under which a Person occupies the Premises for any purpose.

Operating Expenses. All expenses, costs, and disbursements of every kind which Landlord pays or becomes obligated to pay in connection with the operation, management, repair, cleaning and maintenance of the Land and the Building (including all facilities and equipment in operation on the Term Commencement Date and such additional facilities and equipment in subsequent years as may reasonably be expected by Landlord to reduce Operating Expenses or protect the health and safety of occupants of the Building) and the provision of Basic Services, including, but not limited to (a) wages, salaries and fees, including taxes, insurance, and benefits of all Persons engaged in connection with Basic Services, (b) cost of (i) all utilities used or consumed in the Building, including water, sanitary and storm drainage services, electricity, gas, heat, air conditioning, and ventilating for the Building, (ii) maintenance, janitorial, security and service agreements, (iii) snow removal and maintenance of parking and landscaped areas, (iv) insurance, including casualty and liability insurance applicable to the Building and Landlord's personal property used in connection with the Building, (v) repairs and general maintenance, including supplies and materials required for general maintenance, (vi) capital items and improvements which are primarily for the purpose of reducing Operating Expenses, or which are designed to protect the health and safety of occupants of the Building or which may be required by a Governmental Authority after the Term Commencement Date, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles, (vii) pursuing any challenge or contest with regard to Taxes, if initiated by Landlord, to the extent not deducted from a refund, if any, received, (viii) independent auditors, (ix) that portion of Landlord's central accounting functions allocable to the Building and (x) office space, supplies and equipment for the manager of the Building, and (c) management fees, not to exceed eight percent of Basic Rent in any Lease Year. Operating expenses will be determined on the accrual basis in accordance with generally accepted accounting principles consistently applied.


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Operating Expenses do not include (i) costs of services in excess of Basic
Services billed to and payable by specific tenant; (ii) Taxes, any sales tax, gross receipt tax or similar tax based on Rent, and any income, profits or similar tax imposed on Landlord; (iii) expenditures for capital improvements, and any depreciation or amortization, except amortization of certain capital expenditures as provided in clause (vi) above; (iv) executive salaries above the grade of building manager, (v) advertising and promotional expenses; (vi) brokerage commissions; (vii) interest, principal and other amounts payable under any mortgage; (viii) expenditures for correcting construction defects in the Building; (ix) expenditures for any alteration, renovation, redecoration, subdivision, layout or finish of any tenant space in the Building; (x) cost of any curative action required to remedy damage caused by or resulting from the negligence or willful act of Landlord, its agents, servants or employees; (xi) legal and other professional fees incurred by Landlord in connection with the leasing of space in the Building and in connection with enforcing leases, or for any other matters not directly connected to the administration or operation of the Building; and (xii) costs of any type relating to the development of the Building.

Park. Colorado Bioscience Park Aurora as established by the Fitzsimons Redevelopment Authority.

Permitted Exceptions. Any liens or encumbrances on the Premises, the Building or the Land including, but not limited to, the following:

      (a) The effect, if any, of the Intergovernmental Agreement Creating the Fitzsimons Redevelopment Authority, dated January 1, 1998, as amended between the City of Aurora and the Regents of the University of Colorado;

      (b) Rights, easements and restrictions in that certain quit claim deed dated March 25, 1999, recorded with the real estate records of Adams County in Book 5725, Pages 0687-0730;

      (c) Present and future zoning laws, ordinances, resolutions and regulations of the City of Aurora;

      (d)   The lien of any Taxes assessed but not yet due and payable;

      (e) Mortgages and other security agreements and encumbrances whether or not of record;

      (f) The rights of Landlord and other Persons to whom Landlord has granted rights to use the Common Areas in common with Tenant;

      (g)   Any materialmen's or mechanic's liens;


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      (h)   All declarations, covenants, conditions, restrictions, exceptions, reservations, rights, rights-of-way, easements and other matters whether or not of record now or in the future in force and applicable; and

      (i) Provisions of any Declaration of Protective Covenants, Conditions and Restrictions recorded with the real estate records of Adams County.

Person. An individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a Governmental Authority.

Premises. The space referred to in Section 1.01 located in the Building shown outlined or hatched on Exhibit B (the Lease Plan), excluding exterior walls of the building except the inner surfaces thereof and excluding any Common Areas located within such space.

Rent. Basic Rent and all Additional Rent.

Rentable Area of the Premises. The number of square feet stated in Section1.01, irrespective of whether the number should be more or less as a result of minor variations resulting from actual construction of the Building or the Premises so long as such construction is done in accordance with the provisions of this Lease.

Stated Expiration Date. The later to occur of (a) date as stated in Section 1.01, or (b) last day of the final Lease Year of the Lease Term.

Substantial Completion Date. The later to occur of (a) the date on which a certificate of occupancy for the Premises is issued by the City of Aurora or (b) the date on which Tenant Fit-up, together with the appurtenant areas of the Building necessary for access and service to the Premises, have been completed as provided in Article 7, except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonably tenantable for the Permitted Use or which, because of season or weather or nature of the item, cannot practicably be done at the time.

Taking. The taking or condemnation of title to all or any part of the Land or Building or of possession or use of the Land, the Building or the Premises by a Governmental Authority for any public use or purpose, or any proceeding or negotiations which results in such a taking, or any sale or lease in lieu of such a taking or condemnation of title.

Taxes. All (a) taxes (or payments in lieu of taxes), special or general assessments, water and sewer assessments, and other charges of every nature imposed by Governmental Authorities which are assessed, become due or become liens upon or with respect to the Land, the Building, the Premises, Landlord's Fixtures, equipment owned by Landlord on the Land or in the Building or the Premises, or this Lease under all present or future Legal Requirements, and (b) taxes based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes described above) computed as if the Land and the Building were the only property of Landlord subject to such tax. Taxes do not include (i) inheritance, estate, personal property (to the extent imposed upon property not owned by Landlord), excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent they are in substitution for Taxes now imposed on the Building, the Land, the Premises or this Lease, or (ii) assessments for streets, water or sewer installations or other municipal improvements made in connection with the initial development of the Building or the Park.


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Tenant Fit-up. All Improvements and other work necessary to prepare the Premises for Tenant's initial occupancy other than Landlord's Work.

Tenant's Cost. The cost of designing and constructing Tenant Fit-up.

Term Commencement Date. The earliest to occur of (a) the Substantial Completion Date, (b) any other date for commencement of the Term determined as provided in
Article 7, or (c) the date on which Tenant first occupies the Premises for the Permitted Use.

Total Taking. (a) a Taking of: (i) the fee interest in all or substantially all of the Land or the Building or (ii) such title to or easement in, over, under or such rights to occupy and use any part of the Land or the Building to the exclusion of Landlord as, in the good faith judgment of Landlord, unreasonably restricts access to the Building by vehicle or renders the portion of the Building remaining after such Taking (even if restoration were made) unsuitable or uneconomical for the continued use and occupancy of the Building for the Permitted Use or (b) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of Landlord prohibits access to the Premises or the exercise, to any material extent, by Tenant of its rights under this Lease.

Unavoidable Delays. Acts of God, strikes, lock outs, labor troubles, inability to procure materials, failure of power, riots and insurrection, acts of the public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or default of the other party to this Lease or any other reason (except lack of money) beyond the control of any party to this Lease.

Work Letter. The agreement between Landlord and Tenant with respect to Tenant Fit-up, substantially in the form of Exhibit C.

Working Drawings. The detailed plans and specifications developed by Landlord and Tenant as provided in the Work Letter, prepared in compliance with all applicable Legal Requirements, stamped by registered Colorado professionals, and consisting of all architectural and engineering plans which are required to construct Tenant Fit-up and to obtain any Authorization required for the Premises.


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                                    ARTICLE 2

                                    Premises

Section 2.01 - Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions of this Lease and the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work is done in a manner that it does not unreasonably interfere with Tenant's use of the Premises permitted hereunder.

Section 2.02 - Appurtenances. Tenant may use the Common Areas and the Land as appurtenant to the Premises for the purposes for which they were designed. Tenant, its employees and business invitees have the non-exclusive right to use the parking areas on the Land. The Landlord reserves the right, in its sole discretion, to assign specific parking spaces to tenants of the Building.

Section 2.03 Landlord's Fixtures. Tenant may use the Landlord's Fixtures during the Lease Term. Landlord's Fixtures remain the property of Landlord and may not be removed by Tenant whether or not they are affixed to the Building.

                                    ARTICLE 3

                                      Term

Section 3.01 - Term Commencement. The Lease Term will begin on the Term Commencement Date.

Section 3.02 - Termination. The Lease Term will end on the Lease Termination
Date.

Section 3.03 - Estoppel Certificate. If either (i) the Term Commencement Date or
(ii) the Stated Expiration Date occurs on a date other than as stated in Section 1.01, Landlord and Tenant agree to execute a certificate in the form of the estoppel certificate referred to in Section 23.02 or such other form as either may request, establishing the Term Commencement Date and the Stated Expiration Date.


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                                    ARTICLE 4

                                      Rent

Section 4.01 - Basic Rent. Tenant agrees to pay Landlord the Basic Rent as annual rent for the Premises for each Lease Year, without offset or deduction and without previous demand. Tenant agrees to pay Basic Rent in equal monthly installments in advance on the first day of each calendar month during the Lease Term, except that the first installment of Basic Rent, pro-rated for the partial month, if any, at the beginning of the Lease Term, will be paid on the Term Commencement Date. Tenant covenants to pay to Landlord a late payment penalty in the amount of ten percent of any installment of Basic Rent or Additional Rent that Tenant fails to pay when due; provided that no such late penalty shall be due in the event payment of such installment of Basic Rent or Additional Rent is made by Tenant within five days of its due date.

Section 4.02 - Adjustment of Basic Rent. The Basic Rent and any adjustments for each Lease Year will be as stated in Exhibit E, the Rent Rider.

                                    ARTICLE 5

                                 Use of Premises

Section 5.01 - Use Restricted. The Premises may be used for the Permitted Use to the extent authorized under the Permitted Exceptions and for no other purpose. Tenant agrees not to make any use of the Premises that would cause the Premises to be considered a "place of public accommodation" under the Americans with Disabilities Act of 1990. No Improvements, alterations or additions may be made in or to the Premises except as expressly provided in this Lease.

                                    ARTICLE 6

                            Operating Expenses; Taxes

Section 6.01- Operating Expenses and Taxes. Tenant agrees to pay Landlord, as Additional Rent, (a) Tenant's Share of Operating Expenses and Taxes as provided in this Article 6, pro-rated for any partial calendar year falling within the Lease Term, and (b) all Taxes assessed with respect to Improvements or structures anywhere in the Park constructed by or on behalf and at the written request of Tenant after the Substantial Completion Date.

Section 6.02 - Monthly Payments of Additional Rent. Tenant agrees to pay to Landlord in advance for each calendar month of the Lease Term, as Additional Rent, Operating Expenses and Taxes in an amount equal to (a) l/l2th of the product of (i) Estimated Operating Expenses for the then current calendar year times (ii) the Rentable Area of the Premises, plus (b) l/12th of the product of
(i) Estimated Taxes for the then current calendar year times (ii) the Rentable Area of the Premises. Tenant agrees to pay the amount payable under this Section
6.02 with Tenant's monthly payments of Basic Rent. Landlord will credit the amounts paid to Tenant's obligations under Section 6.0l. For the balance of the first calendar year at the beginning of the Lease Term the amount payable by Tenant each month with respect to Tenant's Share of Estimated Operating Expenses and Estimated Taxes will be the Initial Monthly Payment stated in Section 1.01, which amount will be pro-rated for the partial month, if any, at the beginning of the Lease Term and paid beginning on the Term Commencement Date.

Section 6.03 - Annual Statements. Within a commercially reasonable time not to exceed 105 days after the end of each calendar year, Landlord agrees to render to Tenant a statement ("Annual Statement"), prepared in accordance with generally accepted accounting practices, showing in reasonable detail (a) for the calendar year just ended (if any) (i) the amount of Taxes, (ii) the amount of Operating Expenses and (iii) a calculation of Tenant's Share of Taxes and Operating Expenses, and (b) for the then current calendar year, the amount of Estimated Operating Expenses and Estimated Taxes determined by Landlord in the reasonable exercise of its judgment. Estimated Operating Expenses and Estimated Taxes for the calendar year in which the Lease Term begins are the sums set forth in Section 1.01. If the total amount paid by Tenant on account of Operating Expenses or Taxes or both in any calendar year exceeds the actual amount of Tenant's Share of Operating Expenses or Taxes for the year, then the excess will be credited by Landlord against the monthly installments of Additional Rent next falling due or refunded to Tenant upon the expiration or termination of this Lease, if earlier (unless such expiration or termination is the result of an Event of Default). If the total amount of Operating Expenses or Taxes or both paid by Tenant in any calendar year is less than the actual amount of Tenant's Share of Operating Expenses or Taxes for the year, then Tenant agrees to pay the difference to Landlord within 30 days after receipt by Tenant of Landlord's statement.

In the event Tenant shall dispute the amounts due pursuant to Article 6, Tenant shall have the right to inspect Landlord's records relating to Operating Expenses at the office in which Landlord maintains such records during normal business hours at any time within 30 days following the furnishing by Landlord to Tenant of Landlord's Annual Statement. Unless Tenant shall take written exception to any item in Landlord's Annual Statement within such 30-day period, such Annual Statement shall be considered final and accepted by Tenant. If Tenant makes such timely written exception, review of Operating Expenses for the calendar year in question shall be made by a certified public accountant selected by Tenant ("Tenant's Accountant"). If Tenant's Accountant determines that an error has been made, Landlord's accountant and Tenant's Accountant shall endeavor to agree upon the matter, failing which the parties shall submit such matter to an independent certified public accountant selected by Landlord and reasonably acceptable to Tenant for a determination which shall be final, conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant in obtaining its own accountant and for the independent accountant shall be paid for by the Tenant. Tenant shall keep and shall cause its agents to keep the results of said audit confidential except as may be required by any Legal Requirement, which obligation shall survive the termination or expiration hereof. Notwithstanding the pendency of any dispute over a particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Tenant's share of Operating Expenses determined by Landlord until the adjustment has been determined to be correct as set forth above. A delay by Landlord in submitting any statement contemplated herein for any calendar year shall not affect the provisions of this Article 6 or constitute a waiver of Landlord's rights as set forth herein for said calendar year or any subsequent calendar year during the Lease Term and any extensions thereof.

Section 6.04 - Assessments and Other Taxes. Landlord agrees that all special and general assessments will be paid in installments over the longest period permitted by law and that the amount of Taxes shown on each annual statement will include only the portion due in that year. Nothing in this Lease shall be construed to require Tenant to pay any inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes that are, or may be, imposed upon Landlord, its successors or assigns, except to the extent such taxes are in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

Section 6.05 - Accounting Periods. Landlord may from time to time change the periods of accounting under this Lease to any annual period other than a calendar year. Upon any such change, all items referred to in this Article 6 will be appropriately apportioned. In all statements rendered under Section 6.03, amounts for periods partially within and partially outside of the accounting periods will be appropriately apportioned. Any items which are not determinable at the time of a statement will be included on the basis of Landlord's estimate. Promptly after determination, Landlord will render a supplemental statement in which appropriate adjustment will be made.

Section 6.06 - Imposition of Taxes. Landlord makes no representation as to any exemption it may have from any Taxes. To the extent any Taxes are imposed, Tenant will pay Tenant's Share of such Taxes in accordance with this Lease. Landlord may at any time and from time to time make application to the appropriate Governmental Authority to challenge or protest any aspect of the imposition of Taxes on the Land or Building If (a) such an application is successful and (b) Tenant has made any payment in respect of Taxes under this
Article 6 for the period with respect to which any refund of Taxes is granted, Landlord agrees (i) to deduct from the amount of any refund all expenses incurred by it in connection with the application (ii) within 30 days after receipt of any refund, to pay to Tenant Tenant's Share (adjusted for any period for which Tenant had made a partial payment) of the refund, with interest, if any, paid by the Governmental Authority on such refund, and (iii) to retain the balance, if any.

                                    ARTICLE 7

                                  Improvements

Section 7.01 - Tenant Fit-up. In connection with the preparation of the Premises for Tenant's initial occupancy, Landlord agrees to do Landlord's Work and Tenant Fit-up as described in the Working Drawings. Landlord agrees to perform all work in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, subject to the provisions of the Work Letter. Unless otherwise agreed, Tenant agrees to pay Tenant's Cost as Additional Rent in installments as the work progresses as provided in the agreement with the contractor performing the work and in any event on or before the Term Commencement Date.

Section 7.02 - Time for Completion. Landlord agrees to use commercially reasonable efforts to have the Premises substantially complete on or before the Term Commencement Date referred to in Section 1.01. Reference is made to the Work Letter for details of the completion process.

Section 7.03 - Notice of Substantial Completion Date. Approximately 15 days before it occurs, Landlord agrees to give Tenant a notice stating the Substantial Completion Date.

Section 7.04 - Delays. If Landlord is delayed in substantially completing Tenant Fit-up as a result of:

      (a) delay by Tenant or any Person employed by, or acting through or under Tenant in delivery to Landlord of any plans, design work and detailed drawings, or

      (b) Tenant's requests for special work not part of the work described in the Working Drawings or for changes to the Working Drawings after approval by Tenant (notwithstanding Landlord's approval of such changes), or

      (c) delays in performance by Tenant or any Person employed by, or acting through or under Tenant which cause delays in the completion of any work to be done by Landlord or which otherwise delay the substantial completion of the Premises, or

      (d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees, the Premises will be substantially completed on (and the Term Commencement Date will be) that date determined by Landlord, in the reasonable exercise of its judgment, on which the Substantial Completion Date would have occurred but for the delays referred to in this Section 7.04.

Section 7.05 - Tenant's Access to the Premises. Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises before the Term Commencement Date in order to (a) install its furniture, furnishings and equipment and (b) perform or inspect work necessary to make the Premises ready for Tenant's use and occupancy. If Landlord permits entry before the Term Commencement Date, the permission is conditioned upon (i) Tenant delivering to Landlord evidence of the insurance required under Section 13.01 and (ii) Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and contractors working for Landlord and with other tenants of the Building. If at any time Tenant's entry causes or threatens to cause disharmony or interfere with the orderly completion or operation of the Building, in Landlord's sole discretion, Landlord may withdraw the permission upon notice to Tenant. Any entry by Tenant will be deemed to be under all of the provisions of this Lease except the covenant to pay Rent. Except for gross negligence or willful misconduct of Landlord and its employees, if Tenant or its agents enter the Premises before the Term Commencement Date, (i) Landlord will not be liable for and Tenant releases Landlord from any liability for any loss or damage which may occur to any Improvements made by Tenant or its contractors or to any property placed in the Premises by Tenant before the Term Commencement Date and (ii) Tenant will be liable to Landlord for any damage to the Building or Improvements caused by Tenant or its agents or employees before the Term Commencement Date.

Section 7.06 - Improvements by Tenant. Tenant agrees not to hang shades, curtains, signs, awnings or other materials in any window, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatment of any kind or make Improvements or install furniture visible from outside of the Premises, without Landlord's prior written consent. Tenant agrees not to make any Improvements before or during the Lease Term, the total cost of which during any 12 consecutive months exceeds $5,000, unless Landlord first approves the plans and specifications for the Improvements and the contractors performing the work. Tenant agrees not to make any Improvements which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal research and development, general office and limited light manufacturing use upon termination of this Lease or (c) increase (i) the cost of Landlord's Work or insurance or
(ii) Taxes. All Improvements will become part of the Premises and property of Landlord upon their completion or installation except to the extent Landlord specifies that they must be removed at Tenant's expense on the Lease Termination Date as an express condition to Landlord's approval of their initial installation. The construction of Improvements by Tenant and the installation of Tenant's furniture, furnishings and equipment will be coordinated with any work being performed by Landlord and will be performed in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation.

Before making any Improvements, except for work done by or through Landlord or Landlord's contractors ("Tenant's Work"), Tenant will:

      (a)   secure all necessary Authorizations;

      (b) deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them;

      (c) secure casualty insurance against loss or damage to the Improvements pending completion; and

      (d) cause each contractor and subcontractor to obtain and maintain insurance with minimum coverage and limits to protect Landlord and Landlord's managing agent from the claims hereinafter set forth which may rise or result from performance of any Tenant's Work, whether such work be done by Tenant's contractor or subcontractors or by anyone directly or indirectly employed by Tenant's contractor or subcontractors or by anyone for whose acts Tenant's contractor or subcontractors may be liable as set forth following (such limits may be provided by an appropriate "umbrella" policy):

                  (1) Worker's compensation insurance at the statutory limits provided for by the State of Colorado covering all the contractor's and subcontractor's employees; and

                  (2) Employer's liability insurance at a limit of not less than $100,000 for all damages arising from each accident; and

                  (3) Comprehensive general liability insurance covering (i) operations premises liability; (ii) owner's and contractors' protective liability; (iii) completed operations; (iv) product liability; (v) contractual liability; (vi) broad form property damage endorsement and property damage caused by conditions otherwise subject to exclusion for explosion, collapse or underground damage; (vii) fire and legal liability, with the following insurance limits: bodily injury - $1,000,000 each occurrence, $1,000,000 aggregate completed operations/products; property damage - $50,000 each occurrence, $5,000,000 aggregate operations, $500,000 aggregate protective, $500,000 aggregate completed operations/products; and

                  (4) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles including the loading and unloading thereof with limits of no less than: automobile bodily injury - $500,000 each person, $1,000,000 each occurrence; Automobile property damage - $500,000 each person; and

                  (5) Property damage insurance with limits of not less than $300,000.

All insurance policies required in (C) and (d) above are to be written by reputable companies licensed in Colorado, and shall name Landlord and Tenant as additional insureds on contractors' policies, where permitted as well as the contractors as insureds. Tenant agrees to deliver to Landlord certificates of all such insurance prior to commencement of work within the Premises or to the Building. Each required insurance policy shall provide that it will not be canceled or altered except after 30 days advance written notice to Landlord (10 days for non-payment of premiums), and the certificates of insurance shall so state. Tenant's contractor and subcontractors shall maintain all insurance required hereunder during the completion of Tenant's Work and for a period ending one year after the date of completion of all Tenant's Work.

Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach to the Premises and promptly to discharge any such liens which may attach or post appropriate bonds and contest in accordance with applicable laws. All construction work done by Tenant, its agents, employees or independent contractors will be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord may inspect the work at any time and will promptly give notice to Tenant of any observed defects.

                                    ARTICLE 8

                                Building Services

Section 8.01 - Basic Services. During the Lease Term, Landlord agrees to furnish, or cause to be furnished, the Basic Services.

Section 8.02 - Other Janitors. No Person will be employed by Tenant to do janitorial work in the Premises and no Person other than the janitors of the Building employed or contracted by Landlord will clean the Premises unless first approved in writing by Landlord. Any Person employed by Tenant with Landlord's approval to do janitorial work will, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the Landlord.

Section 8.03 - Additional Services. Tenant agrees to pay Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises is increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant agrees to pay the Landlord an amount equal to the increase in cost. Landlord shall endeavor to advise Tenant at the time it approves of any installation if any materials, finish or equipment shall increase the cost of cleaning. All charges for Additional Services will be payable by the Tenant within ten days after the date on which they are billed by Landlord.

Section 8.04 - Limitations on Landlord's Liability. Landlord will not be liable in damages nor in default under this Lease for any failure or delay in furnishing Basic Services or Additional Services when the failure or delay is caused by Unavoidable Delays. No failure or delay by Landlord in furnishing Basic Services or Additional Services caused by Unavoidable Delays may be claimed or pleaded as an eviction or disturbance of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or abatement of Rent or excuse Tenant from the performance of any of its obligations under this Lease.

Section 8.05 - Electric Service. Tenant agrees it will not, without prior written approval of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 208 volts nominal or make any alteration or addition to the electric system of the Premises. Unless Landlord objects to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required for the connection will be provided by Landlord, and the cost will be paid by Tenant within 30 days of Landlord's demand.

                                    ARTICLE 9

                               Tenant's Covenants

Section 9.01 - Pay Rent. Tenant agrees to pay when due and without notice, demand, offset or deduction all Rent, Additional Rent and all charges for utility services rendered to the Premises not included in Rent and, as Additional Rent, all charges of Landlord for Additional Services.

Section 9.02 - Occupancy of the Premises. Tenant agree to occupy the Premises continuously from the Term Commencement Date for the Permitted Use only. Tenant will not (a) injure or deface the Premises or the Building, (b) install any sign in or on any window, demising wall, corridor, elevator foyer or other Common Area, (c) permit in the Premises any inflammable fluids or chemicals not in compliance with Landlord's Permitted Chemicals Schedule, nor (d) permit any use of the Premises which constitutes a nuisance, is contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.

Section 9.03 - Rules and Regulations. Tenant agrees not to obstruct in any manner any portion of the Building or the Land. Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit G, and all other reasonable amendments to the Rules and Regulations of which Tenant has notice promulgated by Landlord and uniformly applicable to Persons occupying the Building regulating the details of the operation and use of the Building.

Section 9.04 - Safety. Tenant agrees to keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements applicable to Tenant specifically because of any use made by Tenant and not applicable generally to all other tenants of the Building. Tenant agrees to procure all Authorizations required because of Tenant's use of the Premises and to do any work required under any Authorization because of such use, it being understood that the provisions of this Section 9.04 may not be construed to broaden in any way the Permitted Use.

Section 9.05 - Equipment. Tenant agrees not to place a load upon the floor of the Premises exceeding the live load for which the floor has been designed. Tenant agrees not to move any safe or other heavy equipment into, about or out of the Premises except in the manner and at the time authorized by Landlord in each instance. Tenant agrees to isolate and maintain all of Tenant's equipment which causes or may cause airborne or structure-borne vibration or noise, whether or not it may be transmitted to any other part of the Building, so as to minimize such vibration or noise.

Section 9.06 - Pay Taxes. Tenant agrees to pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises irrespective of the Person to whom the Taxes may be assessed.

Section 9.07 - Maintenance. Tenant agrees, at all times during the Lease Term, and at its own expense, (a) to maintain the Premises in good repair and condition (except for (i) ordinary wear and tear, (ii) damage by fire or casualty and (iii) any defect in material or workmanship in the Building or in any work performed by Landlord in connection with initial preparation of the Premises for Tenant's use and occupancy), (b) to use all reasonable precautions to prevent waste, damage or injury to the Premises or any other part of the Building and (c) to repair all damage to any part of the Building caused by Tenant or any of Tenant's agents, employees or invitees, to the extent that such damage is not covered by Landlord's insurance.

Section 9.08 - Surrender. On the Lease Termination Date, Tenant agrees to leave the Premises and surrender possession to Landlord free of (a) all tenants or occupants claiming through or under Tenant, and (b) all liens encumbrances, restrictions or reservations caused or consented to by Tenant. Tenant agrees, subject to the provisions of Articles 15 and 16, to (a) remove all Tenant's furniture, furnishings, equipment, supplies and materials (including but not limited to removal in compliance with all Legal Requirements of any Hazardous Substances or other materials included on the Permitted Chemicals Schedule), (b) surrender the Premises, including all Landlord's Fixtures and all Improvements except those which Tenant is required to remove as provided in Section 7.06, to Landlord broom clean and in good condition and repair (ordinary wear and tear and damage by fire or other casualty not caused by Tenant only excepted) and (c) repair at Tenant's expense all damage resulting from removal of Tenant's furniture, furnishings and equipment and any Improvements which Tenant is required to remove as provided in Section 7.06, all to Landlord's reasonable satisfaction.

Section 9.09 - Tenant Financial Information. Tenant agrees to deliver to Landlord (a) within 45 days after the last day of each fiscal quarter other than the fourth quarter, a management prepared statement of Tenant's income and expense for the preceding quarter and Tenant's balance sheet as of the end of the quarter, and (b) as soon as available and in any event within 120 days after the end of Tenant's fiscal year, a year-end financial report audited by Tenant's certified public accountants and containing statements of Tenant's income and expenses for the preceding fiscal year and Tenant's balance sheet as of the end of the fiscal year. Whenever requested by Landlord in connection with financing of the Building or its own operations, Tenant agrees to provide to Landlord all information currently available relating to Tenant's existing and future financial condition, including but not limited to internally and externally prepared financial statements and reports, prospectuses and offering circulars, underwriting agreements private placement memoranda and similar documents involving public and private funding sources. Tenant acknowledges that Landlord is subject to Colorado Open Records Law. Notwithstanding the forgoing, Landlord agrees, to the extent permitted by such law, to maintain all the information in strictest confidence except to the extent necessary to share it with lenders in connection with financing of the Building or its own operations.

Landlord acknowledges that some or all information of Tenant which may be provided pursuant to this Section 9.09 or Section 9.10 may include trade secrets and that Tenant shall have the right to attempt to enforce the provisions hereof, including by seeking injunctive relief, at Tenant's sole cost and expense.

Section 9.10 - Legal Requirements. Tenant agree to promptly observe and comply with all Legal Requirements and applicable provisions of the Permitted Exceptions relating to it or its use of the Premises. Tenant agrees to pay all costs, liabilities, losses, damages, fines, penalties, claims and demands, that may arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 9. Tenant agrees to comply with the requirements of the Economic Development Administration, attached hereto as Exhibit I.

Section 9.11 - Contests. Tenant has the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord (if legally required) or both (if legally required), without expense or liability to Landlord, the validity or application of any Legal Requirement. If compliance with the terms of any Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance until the final determination of the proceeding unless such delay adversely affects the normal business operations of the Building.

Section 9.12 - Environmental Legal Requirements. Except to the extent permitted under applicable Legal Requirements, Tenant agrees not to cause or permit any Hazardous Substances to be released on the Land or in the Building or the Premises or into the air, or to be introduced into the sewage or other waste disposal system serving the Premises. Tenant agrees to generate, store or dispose of Hazardous Substances in the Premises or dispose of Hazardous Substances from the Premises to any other location only in compliance with all applicable Legal Requirements and to notify Landlord of any incident which would require the filing of a notice under any Legal Requirement. Tenant agrees to provide Landlord with such information required by Governmental Authorities as Landlord may reasonably request from time to time with respect to compliance with this Section 9.12. Tenant agrees to comply with the provisions of the Landlord's Permitted Chemicals Schedule, attached hereto as Exhibit F, as amended from time to time.

Section 9.13 - No Liens. Tenant agrees not to create any lien on the Premises, the Building or the Land and to discharge any lien on the Premises, the Building or the Land arising out of any act or omission by Tenant, including but not limited to any tax, mechanic's, laborer's or materialman's lien or lien arising under applicable Colorado Revised Statutes.

Section 9.14 - Discharge. If any lien is filed against the Premises, the Building or the Land as a result of any act or omission by Tenant, through or under Tenant, Tenant agrees to cause the lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, within 30 days after the earlier of (a) Tenant has actual or constructive notice that it is filed, or (b) final judgment in favor of the holder of the lien. If Tenant fails to cause the lien to be discharged, then, in addition to any remedies available to Landlord in case of an Event of Default, Landlord may, but is not obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit or by bonding proceedings. Any amount paid by Landlord and all costs incurred by Landlord in connection with the removal of any lien will constitute Additional Rent and will be paid by Tenant to Landlord on demand with interest as provided in Section 19.06.

                                   ARTICLE 10

                               Access to Premises

Section 10.01 - Access. Landlord or Landlord's agents and designees will have the right, but not the obligation, to enter the Premises at all reasonable times during ordinary business hours, after not less than twenty-four hours notice except in the case of an emergency, to examine the Premises, to make necessary repairs and replacements and to exhibit the Premises to prospective purchasers, mortgagees, and, during the last six months of the Lease Term, prospective tenants. Except in the case of an emergency, any Person entering the Premises under this Section 10.01 will be accompanied by a Person designated by Tenant, if Tenant requires. In the case of an emergency, Landlord or Landlord's agents or designee shall have the right to enter the Premises at any time without notice.

                                   ARTICLE 11

                Assignment and Subletting: Occupancy Arrangements

Section 11.01 - Assignment and Subletting. Tenant agrees not to enter into any Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is affiliated with Tenant and for a period ending when and if such Person ceases to be affiliated with Tenant) without the prior written consent of Landlord. For purposes of this Article 11, a Person will be considered to be affiliated with Tenant if such Person, directly or indirectly, controls, is controlled by or is under common control with Tenant. After entering into an Occupancy Arrangement, Tenant will remain liable to Landlord under the Lease until released in writing by Landlord, and Tenant's liability will remain primary and direct notwithstanding (a) Landlord's consent or lack of consent to the Occupancy Arrangement, (b) the assumption by any Person of Tenant's obligations under the Lease, (c) a future assignment of the Lease or subletting of the Premises, or (d) any conduct, forbearance or indulgence by Landlord which could be construed to constitute a release of Tenant from its liability under the Lease.

Section 11.02 - Procedure. If Tenant intends to enter into an Occupancy Arrangement which requires Landlord's consent, Tenant agrees to give Landlord notice of the name of (and a financial statement with respect to) the proposed occupant, the exact terms of the Occupancy Arrangement and a precise description of the portion of the Premises intended to be subject to the Occupancy Arrangement. Within 30 days after receipt of the notice, Landlord will (a) consent to the Occupancy Arrangement, or (b) refuse to consent to the Occupancy Arrangement, or (c) notify Tenant of Landlord's election to terminate this Lease with respect to so much of the Premises as is intended to be subject to the Occupancy Arrangement. If Landlord consents to the Occupancy Arrangement, Tenant agrees (i) to enter into the Occupancy Arrangement on the exact terms described to Landlord within 30 days after Landlord's consent and to deliver to Landlord and to the holder of any first mortgage on the Building an executed original counterpart of the Occupancy Arrangement and (ii) to remain liable for the payment and performance of the provisions of this Lease. If Tenant enters into an Occupancy Arrangement, Tenant agrees to pay to Landlord when received the excess, if any, of amounts received in respect of the Occupancy Arrangement over the Rent. Any Occupancy Arrangement will expressly incorporate and be subject to the terms of this Lease, which terms will be binding on all parties to the Occupancy Arrangement. If Landlord consents to and Tenant does not enter into the Occupancy Arrangement within the 30-day period, such consent will be deemed revoked and Tenant will again comply with the terms of this Section. If Landlord elects to terminate this Lease with respect to that portion of the Premises to be subject to the Occupancy Arrangement, this Lease will terminate as of the date specified in the election, which date will be not less than 30 days nor more than 60 days after the date of the election; provided that Tenant may, at any time before the date of termination, withdraw its request for Landlord's consent to an Occupancy Arrangement. Such withdrawal by Tenant will nullify Landlord's election to terminate, and this Lease will remain in effect as if no election by Landlord had been made. If Landlord terminates this Lease, all Rent due will be adjusted as of the day the Premises (or the portion affected by the termination) are redelivered to Landlord. Any portion of the Premises redelivered to Landlord will be in the condition specified in Section 9.08

                                   ARTICLE 12

                                    Indemnity

Section 12.01 - Tenant's Indemnity. Except to the extent waived by Landlord under the provisions of Section 12.02, Tenant agrees to indemnify Landlord against all claims, losses and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurrences:

      (a) any act or omission on the Premises by Tenant or any Person other than Landlord, its agents, contractors, licensees or invitees;

      (b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises;

      (c) any act or omission on the part of Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises;

      (d) any accident, injury or damage to any Person or property occurring in the Premises, not due exclusively to any act or omission of Landlord, its agents, contractors or licensees;

      (e) any failure on the part of Tenant to comply with any of its obligations under this Lease, whether or not such failure constitutes a Default or Event of Default;

      (f) any untrue or misleading statement of a material fact or any misrepresentation of a material fact made by or on behalf of Tenant in connection with the negotiation or performance of this Lease; or

      (g) any release or threat of release of Hazardous Substances by Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises.

Section 12.02 - Claims by Landlord. If a proceeding is brought against Landlord arising out of an occurrence described in Section 12.01, upon notice from Landlord Tenant agrees, at its expense, to defend the proceeding using legal counsel reasonably satisfactory to Landlord or, if applicable, Tenant's insurer, provided that Tenant has not been prejudiced by failure or delay on the part of Landlord to give Tenant prompt notice of the proceeding. If Tenant has supplied Landlord with insurance covering an occurrence described in Section 12.01, no claim may be made against Tenant with respect to that occurrence unless the insurer fails or refuses to defend and/or pay all claims, losses and expenses incurred by Landlord. Notwithstanding the foregoing, Landlord has the right to make claims, institute legal proceedings, or otherwise seek redress against Tenant before the expiration of any statute of limitations or other limitation in the time or manner in which Landlord may seek redress regardless of whether or not an insurer is responding. Tenant's obligation to indemnify Landlord as provided in Sections 12.01 and 12.02 will survive the expiration or earlier termination of this Lease.

Section 12.03 - Landlord's Liability. Except for its intentional acts or gross negligence or the intentional acts or gross negligence of its agents, contractors or licensees, Landlord will not be responsible or liable for any loss, damage or injury to the Premises or to any Person or property at any time on the Land or in the Building or the Premises. Tenant expressly agrees to waive, and agrees not to make any claim for consequential damages or lost profits occurring by reason of termination of this Lease or breach of any provision of this Lease by Landlord.

                                   ARTICLE 13

                                    Insurance

Section 13.01 - Tenant's Insurance. Tenant agrees to provide, at its expense and to keep in force:

      (a) Commercial general liability insurance with respect to the business carried on, in or from the Premises and the use and occupancy thereof, covering bodily injury, death and damage to property of others (with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant); with combined single limits of not less than $1,000,000 in respect of any one accident or occurrence; and

      (b) Casualty insurance against loss or damage to (i) all inventory, furniture, furnishings and equipment other than Landlord's Fixtures owned, controlled or in use by Tenant and situated in the Building,
            (ii) all Tenant's Work pending completion, and (iii) all Tenant's Work which Tenant is required to remove on the Lease Termination Date under Section 7.06, under a so-called "All Risk" policy in an amount sufficient to replace the same without allowance for depreciation, if available, and, if not, in the amount necessary to avoid the effect of co-insurance provisions under the applicable policies.

      (c) Worker's compensation insurance for all Tenant's employees working in the Premises in an amount sufficient to comply with Legal Requirements.

      (d) Business interruption insurance in an amount sufficient to cover lost profits and overhead, including Rent, for 12 months.

      (e) Such greater limits and such other insurance and in such amounts as may from time to time be reasonably required by Landlord on a uniform basis against other insurable hazards which at the time are customarily insured against in the case of buildings similarly situated and used.

Section 13.02 - General Insurance Provisions.

      (a) All insurance provided for in Section 13.01(a) will be written as primary policies (without "contribution" or "solely in excess of coverage carried by Lessor" provisions) and will be effected under valid and enforceable policies, issued by insurers of recognized responsibility authorized to write such insurance in Colorado and having a Best's financial rating of B or better. Not less than five days before the Term Commencement Date, and thereafter not less than ten days before the expiration dates of the expiring policies furnished under Section 13.01, binders, certificates or other evidence of such insurance satisfactory to Landlord bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, will be delivered by Tenant to Landlord.

      (b) Nothing in this Article 13 will prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Premises. Any policy or policies of blanket insurance (i) will specify, or Tenant will furnish Landlord with a written statement from the insurers specifying, the amounts of the total insurance allocated to the Premises, which amounts will not be less than the amounts required by Section 13.0l and will be sufficient to prevent any of the insureds from becoming a co-insurer within the terms of the applicable policy or policies, (ii) will contain an "Agreed Amount" clause as to the Premises and (iii) will otherwise comply as to endorsements and coverage with the provisions of this Article 13.

      (c) All policies of insurance provided for in Section 13.0l(a) will name Landlord as an additional insured and Tenant as the insured, as their respective interests may appear, and also any mortgagee, when requested, as their respective interests may appear, except that Landlord and any such mortgagee will have no interest in the insurance on Tenant's personal property, or property Tenant is required to or may remove on expiration of the Lease. Each such policy or certificate issued by the insurer will, to the extent obtainable, contain an agreement by the insurer that the insurance will not be canceled without at least 45 days' prior written notice to Landlord and to any other additional insureds. Landlord agrees not to carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

Section 13.03 - Landlord's Insurance. Landlord agrees to cause the Building (including Landlord's Fixtures but excluding any Improvements and leasehold improvements (a) by any tenant prior to their completion, or (b) which any tenant may be required to remove upon termination of its lease) to be insured for the benefit of Landlord and any mortgagee of Landlord, as their respective interests may appear, against loss or damage under a so-called "All Risk" policy in an amount equal to (i) the replacement value or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies. Landlord also agrees to maintain comprehensive form boiler insurance, rental value insurance and such other insurance against such perils and in such amounts as may be required by any mortgagee of Landlord or as Landlord may consider prudent. The cost of such insurance will be part of the Operating Expenses.

                                   ARTICLE 14

                              Waiver of Subrogation

Section 14.01 - Waiver of Subrogation. If available, all insurance policies carried by either party covering the Building and/or the Premises will contain a clause or endorsement expressly waiving any right on the part of the insurer to make any claim against the other party. The parties agree to use reasonable efforts to insure that their policies will include such waiver clause or endorsement and shall provide evidence of such endorsements to each other.

Section 14.02 - Waiver of Rights. Landlord and Tenant each waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any loss or damage to persons, property or business which occurs on or about the Premises or the Building and results from any of the perils insured under any policy of insurance maintained by Landlord and/or Tenant, regardless of cause. This waiver includes the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but is effective only to the extent of recovery, if any, under any such policy. This waiver will be void to the extent that any such insurance is invalidated by reason of this waiver.

                                   ARTICLE 15

                             Damage and Restoration

Section 15.01 - Substantial Damage. If the Building is damaged by fire or other casualty of which Tenant has knowledge or should have knowledge, Tenant agrees to give prompt written notice to Landlord. If as a result of fire or other casualty, (a) the Building is so damaged that substantial alteration or reconstruction of the Building is, in Landlord's sole opinion, required (whether or not the Premises have been damaged), or (b) Landlord shall determine, in its sole discretion, that required reconstruction is not economically prudent or (c) any mortgagee of the Building requires that all or a substantial portion of insurance proceeds payable be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by giving notice to Tenant within 60 days after the date of the damage. Alternatively, Landlord may relocate Tenant pursuant to
Section 23.03 of this Lease. If, within 60 days after the date of the damage, Landlord does not begin to restore the Building as provided in Section 15.02, relocate Tenant pursuant to Section 23.03, or notify Tenant of its election to terminate this Lease, Tenant may terminate this Lease by giving notice to Landlord within ten days after the expiration of the 60-day period. If this Lease is terminated by Landlord or Tenant as provided in this Section 15.01, Rent will be abated as of the date of the damage.

Section 15.02 - Restoration. If Landlord does not terminate this Lease as provided in Section 15.01 within 60 days after the date of the damage or relocate Tenant pursuant to Section 23.03, Landlord agrees to begin to restore the Building to substantially the same condition in which it was immediately before the damage, and, subject to Unavoidable Delays, to continue the restoration with reasonable diligence. Landlord's restoration work will include Landlord's Fixtures, the scope of the work done by Landlord in originally finishing the Premises according to the Working Drawings and subsequent Improvements made by Tenant under the provisions of Section 7.06 which are to remain part of the Premises. Landlord will not be required to rebuild, repair, or replace (a) any part of Tenant's furniture, furnishings or equipment, or (b) any Improvements made by Tenant which Tenant is required to remove on the Lease Termination Date under Section 7.06. Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from the damage to or the repair of the Building, except that Landlord will allow Tenant a reasonable reduction of Basic Rent to the extent the Premises are unfit for occupancy from the date of the occurrence of the damage to a date thirty (30) days after completion of Landlord's repairs.

                                   ARTICLE 16

                                 Eminent Domain

Section 16.01 - Total Taking. If there is a Total Taking, then this Lease will terminate as of the earlier to occur of (a) the date when physical possession of the Building or the Premises is taken by the condemning Governmental Authority or (b) the date when title vests in the condemning Governmental Authority.

Section 16.02 - Partial Taking. If there is a Taking of the Premises which is not a Total Taking, Landlord may terminate this Lease by giving notice to Tenant within 60 days after receiving notice of the Taking, in which event this Lease will terminate as of the earlier to occur of (a) the date when physical possession of such portion of the Premises is taken by the condemning Governmental Authority or (b) the date when title vests in the condemning Governmental Authority. Alternatively, Landlord may relocate Tenant pursuant to
Section 23.03 of this Lease. If this Lease is not terminated or Tenant is not relocated pursuant to Section 23.03, Rent will be abated from the date the portion of the Premises are taken by an amount representing that part of the Rent properly allocable to the portion of the Premises taken, and Landlord will, at Landlord's expense, restore the Building and the Premises to substantially their former condition to the extent that restoration, in Landlord's judgment, may be feasible. Landlord's restoration work will not exceed the scope of Tenant Fit-up as shown in the Working Drawings and subsequent Improvements made by Tenant under the provisions of Section 7.06 which are to remain part of the Premises. Landlord shall promptly provide copies of any notices regarding a Taking to Tenant.

Section 16.03 - Awards and Proceeds. All proceeds payable for the Land, the Building or the Improvements paid for by Landlord in respect of a Taking will be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such awards and proceeds, provided that Tenant will be entitled to separately petition the condemning authority for a separate award for its moving expenses, Tenant's Work, trade fixtures and any other items for which it may make a claim, but only if such a separate award will not diminish the amount of award or proceeds payable to Landlord.

                                   ARTICLE 17

                                 Quiet Enjoyment

Section 17.01 - Landlord's Covenant. Landlord covenants that if Tenant pays the Rent and performs all of its obligations under this Lease before the expiration of any applicable cure periods and so long as no Event of Default exists, subject to the Permitted Exceptions, it will quietly have and enjoy the Premises during the Lease Term, without interference from any Person lawfully claiming under Landlord or by paramount title.

Section 17.02 - Subordination and Non-Disturbance. This Lease is subordinate to any mortgage now or hereafter on the Building and to each advance made under any such mortgage, and to all renewals, modifications, consolidations, replacements and extensions of such mortgage. This Section l7.02 is self-operative and no further instrument of subordination will be required, provided that before a future subordination is effective Landlord will cause the mortgagee to deliver to Tenant a non-disturbance agreement, binding upon itself and any successor in interest, to the effect that no foreclosure of the mortgage will disturb the possession of Tenant under this Lease so long as no Event of Default exists. In confirmation of such subordination, Tenant agrees to execute and deliver promptly any certificate that Landlord or any mortgagee may request. If any mortgagee succeeds to the interest of Landlord and agrees to recognize the interest of Tenant under this Lease, Tenant agrees to attorn to such mortgagee, to recognize such mortgagee as its landlord and to execute any instrument reflecting its attornment and recognition reasonably requested by such mortgagee.

Section 17.03 - Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations under or to terminate this Lease, will result in a release or termination of such obligations or a termination of this Lease unless (a) Tenant first gives written notice of Landlord's act or failure to act to Landlord's first mortgagee of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) the mortgagee, after receipt of such notice, fails or refuses to correct or cure the condition complained of within a reasonable time. Nothing contained in this Section 17.03 will be deemed to impose any obligation on any mortgagee to correct or cure any condition. "Reasonable time" means a period of not less than 30 Business Days and includes (but is not limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if the condition is determined to exist. Tenant has no obligation to give notice under this Section
17.03 until the mortgagee has given Tenant notice of its interest as such and the address to which notices under this Section 17.03 are to be sent.

Section 17.04 - Other Provisions Regarding Mortgagees. If this Lease or the Rent is assigned to a mortgagee as collateral security for any obligation, the mortgagee will not be deemed to have assumed any of Landlord's obligations under this Lease solely as a result of the assignment. A mortgagee to whom this Lease has been assigned will be deemed to have assumed such obligations only if (a) by the terms of the assignment the mortgagee specifically elects to assume the obligations, or (b) the mortgagee has (i) foreclosed its mortgage, (ii) accepted a deed in substitution of foreclosure, or (iii) taken possession of the Premises. Even if the mortgagee assumes the obligations of Landlord, the mortgagee will be liable for breaches of any of Landlord's obligations only to the extent the breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in substitution of foreclosure) or after entry, and the mortgagee will have no liability for any act or omission or for any obligations incurred by any prior Landlord, including liability with respect to any Security Deposit except to the extent actually received by such mortgagee.

Section 17.05 - Landlord's Right to Sell or Convey. Landlord may, without notice to or consent of Tenant, sell or convey the Premises, the Building or the Land or any interest therein to any third party subject to rights of Tenant under this Lease. In the event of any such conveyance, at Landlord's request, Tenant agrees to attorn to any new owner, to recognize such new owner as its landlord and each party agrees to execute any instrument reflecting its attornment and recognition reasonably requested by Landlord or Tenant.

                                   ARTICLE 18

                           Defaults; Events of Default

Section 18.01 - Defaults. The following will (a) if any requirement for notice or lapse of time has not been met, constitute Defaults, and (b) if there are no such requirements or if such requirements have been met, constitute Events of
Default:

      (i) The failure of Tenant to pay Rent, Additional Rent or any other amount due hereunder when due, and the continuation of the failure for a period of ten days after notice from Landlord specifying the failure;

      (ii) The failure of Tenant to perform any of its obligations under this Lease, other than its obligation to pay Rent, and the continuation of the failure for a period of 20 days after notice from Landlord specifying in reasonable detail the nature of the failure;

      (iii) The failure of Tenant to pay Rent when due or to perform any of its obligations under this Lease, if Landlord has given Tenant notice of the same or substantially similar failure at least twice during the 12-month period preceding the date on which the Rent or performance was due.

      (iv) The occurrence with respect to Tenant or any guarantor of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of its property, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by it, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against it under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against it and is dismissed within 60 days of the date of such filing or commencement, such events will not constitute an Event of Default;

      (v) The issuance of any execution or attachment against Tenant or any other occupant of the Premises as a result of which the Premises are taken or occupied by a Person other than Tenant; and

      (vi) The cancellation of, refusal to review or denial of liability under any insurance policy relating to the Premises as a result of the Premises being unoccupied.

Section 18.02 - Tenant's Best Efforts. If a Default, other than as set forth in
Section 18.01(i), of which Landlord gives notice is of such a nature that it cannot be cured within 20 days, then the Default will not be deemed to continue so long as Tenant, after receiving notice of the Default, begins to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the curing of the Default within time which, under all prevailing circumstances, is reasonable. No Default, other than as set forth in Section 18.01(i), will be deemed to continue so long as Tenant is acting to cure the Default in good faith or is delayed in or prevented from curing the Default by reason of Unavoidable Delays.

                                   ARTICLE 19

                     Landlord's Remedies; Damages on Default

Section 19.01 - Landlord's Remedies. Landlord may, at its option:

      (a) Whenever an Event of Default exists, give Tenant a notice terminating this Lease on a date specified in the notice. On the date specified in the notice, this Lease and all rights of Tenant under this Lease will end without further notice or lapse of time, but Tenant will continue to be liable to Landlord as provided in this Article 19.

      (b) If an Event of Default results from Tenant's failure to pay Tenant's Cost as required by Section 7.01 and the Work Letter, in addition to or in substitution of the other remedies available to Landlord, refuse Tenant access to the Premises. In such event the Term Commencement Date will be the earlier of (i) the date determined under Section 7.04 or (ii) the Substantial Completion Date.

      (c) If an Event of Default results from Tenant's failure to pay a charge for Additional Services, without further notice to Tenant, discontinue any or all Additional Services.

Section 19.02 - Possession. Upon termination of this Lease as the result of an Event of Default, Tenant agrees to leave the Premises peacefully and surrender possession to Landlord as provided in Section 9.08. Landlord may, at any time after any termination of this Lease and without further notice, enter the Premises and recover possession by summary proceedings or any other manner permitted by law, and may remove Tenant and all other Persons and property from the Premises. After termination of this Lease, Landlord will be entitled to receive all rental income from the Premises.

Section 19.03 - Right to Relet. After termination of this Lease as a result of an Event of Default, Landlord may relet all or any part of the Premises in the name of Landlord or otherwise, for such term (which may be greater or less than the period which would have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine. Landlord agrees to use reasonable efforts but will not be liable for failure to relet the Premises or for failure to collect any rent due upon reletting, and Landlord will not be obligated to show the Premises in preference to other space available in the Building.

Section 19.04 - Survival of Covenants, Etc. If this Lease is terminated as provided in Section 19.01:

      (a) The termination will not relieve Tenant of its obligations under this Lease, which obligations will survive the termination. Tenant agrees to indemnify Landlord against all claims, losses and expenses, including reasonable attorneys' fees, arising out of the termination.

      (b) At the time of termination, Tenant agrees to pay to Landlord the Rent up to the date of termination. Tenant also agrees to pay to Landlord, on demand, as liquidated damages for Tenant's Default, the excess of

            (i) the total Rent that would have been payable under this Lease by Tenant from the date of the termination until the Stated Expiration Date, over

            (ii) the fair and reasonable rental value of the Premises for the same period reduced by Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions for the unexpired portion of the Term, legal expenses, reasonable attorneys' fees, costs of repairs, and expenses of preparation for reletting.

      (c) If all or part of the Premises are relet by Landlord, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon the reletting will be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises relet during the term of the reletting.

      (d) Nothing contained in this Section 19.04 will limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount determined as provided in clause (b) above.

Section 19.05 - Right to Equitable Relief. If an Event of Default occurs, Landlord will be entitled to enjoin the Event of Default and may invoke any remedy allowed at law or in equity as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

Section 19.06 - Right to Self Help; Interest On Overdue Rent. If an Event of Default occurs, Landlord has the right, but not the obligation, to enter the Premises and to perform any obligation of Tenant under this Lease notwithstanding the fact that no specific provision for substituted performance by Landlord is made in this Lease. In performing the obligation, Landlord may make any payment of money or perform any other act. The total of (a) all sums paid by Landlord, (b) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sums plus all Rent not paid when due and (c) all expenses, including reasonable attorneys' fees, in connection with the performance of the obligation by Landlord, will be deemed to be Rent under this Lease and payable to Landlord on demand. Landlord may exercise its rights under this Section 19.06 without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

Section 19.07 - Landlord's Lien. In addition to any statutory landlord's lien and in order to secure payment of all Rent and Additional Rent due under this Lease, and to secure payment of any damages or losses which Landlord may suffer by reason of the breach of Tenant of any covenant, agreement or condition contained in this Lease, Tenant hereby grants to Landlord a security interest in and an express contractual lien upon all goods, inventory, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or hereafter situated on the Premises and all proceeds therefrom. All exemption laws, waivable by law, are hereby waived in favor of said lien and security interest. Tenant's personal property may not be removed from the Premises, except in the ordinary course of business, without Landlord's prior written consent if an Event of Default (defined in Article 18) is in existence. Upon the occurrence of an Event of Default, in addition to any other available remedies, Landlord shall have all the rights of a secured party under the Colorado Uniform Commercial Code with respect to the property covered by the security interest herein granted. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord such financing statements as may be required to perfect the security interest of Landlord granted herein. Tenant hereby appoints Landlord as its true and lawful attorney-in-fact for purposes of executing any financing statement or other instrument necessary to perfect Landlord's security interest, and Landlord is authorized to execute such financing statement or instrument upon Tenant's failure to do so. The express contractual lien may be foreclosed with or without court proceedings by public or private sale, provided Landlord gives Tenant at least 15 days' notice of the time and place of said sale, and Landlord shall have the right to become the purchaser, upon being the highest bidder at such sale.

                                   ARTICLE 20

                                     Notices

Section 20.01- Notices and Communications. All notices, demands, requests and other communications provided for or permitted under this Lease must be in writing and be delivered by hand or sent by telecopy, nationally recognized and reputable overnight delivery service, express mail, certified mail or first-class mail, postage prepaid, to the parties, respectively at the following addresses:

      (a) if to Landlord, at the address stated in Section 1.01 (or at such other address as Landlord designates in writing to Tenant), with a copy to such Persons as Landlord designates in writing to Tenant, or

      (b) if to Tenant, at the address stated in Section 1.01 (or at such other address as Tenant designates in writing to Landlord), with a copy to such Persons as Tenant designates in writing to Landlord.

Section 20.02 - When Effective. Any communication provided for in this Lease will become effective only when received or deemed received by the Person to whom it is given. If it is mailed by express, certified or first-class mail, it will be deemed to be received on (a) the second Business Day after being mailed or (b) the day of its receipt, whichever is earlier. If given by telecopy, it will be deemed received when confirmation of complete receipt is received by the transmitting person during normal business hours (8:00 am to 5:00 p.m. [MT]) on a Business Day, or on the next Business Day if confirmation is received after normal business hours.

                                   ARTICLE 21

                                     Waivers

Section 21.01 - No Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other no matter how long the act or omission may continue, will not be deemed to be a waiver by either Landlord or Tenant of any of its rights under this Lease. No waiver by Landlord or Tenant at any time, expressed or implied, of the breach of any provision of this Lease will be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment will constitute an accord or satisfaction but will only be deemed a partial payment on account. None of Tenant's obligations under this Lease and no Default or Event of Default may be waived or modified except in writing by Landlord.

                                   ARTICLE 22

                                Security Deposit

Section 22.01 - Security Deposit. Tenant has deposited with Landlord the Security Deposit in the amount, if any, stated in Section 1.01. Landlord will hold the Security Deposit as security for the payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord. Landlord will not be liable to Tenant for the payment of interest. Landlord may expend such amounts from the Security Deposit as may be necessary to cure any Default or Event of Default and, in such case, Tenant agrees to pay to Landlord the amount expended, on demand. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord will have no liability to Tenant with respect to the Security Deposit. As soon as reasonably practicable after the Lease Termination Date, Landlord agrees (a) to inspect the Premises, (b) to make such payments from the Security Deposit as may be required to reimburse itself for unpaid Rent and all expenses arising out of Tenant's failure to meet its obligations under Section 9.08, and (c) pay the balance of the Security Deposit to Tenant.

                                   ARTICLE 23

                               General Provisions

Section 23.01 - Unavoidable Delays. If Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease, other than payment of Rent, Additional Rent or other amounts due hereunder, by reason of Unavoidable Delays, then performance of the act will be excused for the period of the delay and the period for the performance of the act will be extended for a period equivalent to the period of the delay.

Section 23.02 - Estoppel Certificates. Tenant agrees to deliver to Landlord within ten Business Days after the Term Commencement Date an estoppel certificate substantially in the form of Exhibit D. Within ten Business Days after receipt of a request from Landlord, Tenant agrees to deliver to any prospective purchaser, mortgagee or other Person specified in the request an estoppel certificate substantially in the form of Exhibit D or in such other form as the purchaser, mortgagee or other Person may reasonably prescribe. Each estoppel certificate will be (a) signed by a duly authorized representative of Tenant, (b) delivered without charge to the party requesting it and (c) binding as to its contents on Tenant.

Section 23.03 - Right to Relocate. Landlord may, at its option, upon not less than three months' prior notice to Tenant, relocate Tenant (effective as of the date specified in the notice) to other space in the Building or in another building in the Park having Improvements comparable in type, quality and quantity, a substantially similar configuration and a rentable area approximately the same as the Premises. Landlord agrees to place the other space in substantially the same condition as the Premises are then in and to pay all costs associated with the relocation. If Tenant is relocated under this provision (a) the other space will be substituted for the Premises under this Lease, (b) the terms and provisions of this Lease will remain in full force and effect and (c) Tenant agrees (i) to relocate as requested by Landlord and (ii) to execute all documents (including but not limited to a termination or amendment of this Lease with respect to the Premises) as Landlord may reasonably request.

Section 23.04 - Holding Over. If Tenant occupies the Premises after the Lease Termination Date without having entered into a new lease of the Premises with Landlord, Tenant will be a Tenant-at-sufferance only, subject to all of the provisions of this Lease at twice the then effective Basic Rent. Such holding over, even if with the consent of Landlord, will not constitute an extension or renewal of this Lease.

Section 23.05 - Governing Law. This Lease and the performance of its provisions will be governed and construed under the laws of the State of Colorado.

Section 23.06 - Partial Invalidity. If any provision of this Lease or its application to any Person or circumstance is held to be invalid or unenforceable, the remainder of this Lease, or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Lease will be enforced to the fullest extent permitted by law.

Section 23.07 - Notice of Lease. At the request of either one, Landlord and Tenant agree to execute promptly duplicate originals of a statutory notice of lease, in recordable form, setting forth a description of the Premises, the Lease Term and any other terms of this Lease, except the rental provisions, as may be required by law or as either party may request.

Section 23.08 - Interpretation. The section headings used in this Lease are for reference and convenience only, and do not enter into the interpretation of this Lease. This Lease may be signed in several counterparts, each of which is an original, but all of which constitute a single instrument. The term "Landlord" means only the owner at the time of the Building. Upon any sale of the Building or assignment (other than as collateral security for an obligation) of the interest of Landlord in this Lease, Landlord will be relieved of all liability under this Lease and its successor in interest and/or assign will be deemed to be Landlord so long as it owns the Building. The liability of Landlord under this Lease is limited to Landlord's interest in the Building.

Section 23.09 - Consents. Except as provided in Section 7.06, consents or approvals required or requested of either Landlord or Tenant shall be in writing and shall not be unreasonably withheld or delayed.

Section 23.10 - Entire Agreement; Changes. All prior agreements between the parties are merged within this Lease, which alone fully states the entire understanding and agreement of the parties. This Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

Section 23.11 - Binding Effect. The provisions of this Lease are binding on and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns and any Person claiming by, through or under Tenant.

Section 23.12 - Time of the Essence. Any provision of law or equity to the contrary notwithstanding, it is agreed that time is of the essence of this Lease.

Section 23.13 - Table of Contents. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease.

EXECUTED as a sealed instrument as of the Date of Lease specified in Section
1.01.

LANDLORD:

FITZSIMONS REDEVELOPMENT AUTHORITY, a governmental entity of the State of Colorado


By:
    ---------------------------------
    Edward J. Tauer
Title: Chairman of the Board


TENANT:

BIONOVO, INC.


By:
    ---------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                               LANDLORD'S SERVICES

BASIC SERVICES:

I.    CLEANING

      A.    General

            1. All cleaning work will be performed during non-business hours, Sunday through Thursday, unless otherwise necessary for stripping, waxing, etc.

            2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) will be Tenant's responsibility.

            3. Tenant will be responsible for cleaning within the Premises except as set forth below. Tenant must contract with Landlord's janitorial company if Tenant desires additional cleaning. If janitorial company does not meet Tenant requirements, upon approval of the Landlord, Tenant may contract with another janitorial company.

      B.    Daily Operations (Sunday through Thursday only)

            1.    Tenant Areas

                  a. Empty and clean all waste receptacles; wash receptacles as necessary. Waste receptacles must be placed outside Tenant doors for disposal after hours. Landlord will provide building dumpsters for disposal of ordinary trash.

            2.    Lavatories

                  a.    Sweep and wash floors with disinfectant.

                  b.    Wash both sides of toilet seats with disinfectant.

                  c.    Wash all mirrors, basins, bowls, and urinals.

                  d.    Spot clean toilet partitions.

                  e. Empty and disinfect sanitary napkin disposal receptacles.

                  f. Refill toilet tissue, towel, soap, and sanitary product dispensers.

            3.    Public Common Areas

                  a. Wipe down entrance doors and clean glass (interior and exterior).

                  b.    Vacuum elevator carpets and wipe down doors and walls.

                  c.    Clean water coolers.

      C.    Weekly Operations

            1.    Public Common Areas (does not include Tenant Premises)

                  a. Hand-dust and wipe clean all horizontal surfaces within normal reach with treated cloths (including furniture, office equipment, windowsills, venetian blinds, door ledges, chair rails, baseboards, etc.).

                  b.    Sweep all stairways.

                  c.    Buff all resilient tile floor areas.

      D.    Monthly Operations

            1.    Public Common Areas (does not include Tenant Premises)

                  a.    Thoroughly vacuum seat cushions on chairs, sofas, etc.

                  b.    Vacuum and dust grillwork.

            2.    Lavatories

                  a.    Wash down interior walls and toilet partitions.

      E.    As Required and Weather Permitting

            1.    Entire Building

                  a.    Clean the inside of all windows.

                  b.    Clean the outside of all windows.

      F.    Yearly

            1.    Public Common Areas

                  a.    Strip and wax all resilient tile floor areas.

II.   HEATING, VENTILATING, AND AIR CONDITIONING

      1. Heating, ventilating, and air conditioning ("HVAC") as required to provide reasonably comfortable temperatures for normal occupancy at all times.

      2. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III.  WATER AND WASTE

Hot water for lavatory purposes and cold water for kitchen, drinking, lavatory and toilet purposes. Potable water shall also be provided to Tenant's laboratory. Liquid laboratory and sanitary waste disposal and maintenance of related plumbing systems.

IV.   ELEVATORS

Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) will be as Landlord, from time to time, determines best for the Building as a whole.

V.    RELAMPING OF LIGHT FIXTURES

Tenant will reimburse Landlord for the actual cost of replacement lamps, ballasts and starters within the Premises without mark up.

VI.   CAFETERIA AND VENDING INSTALLATIONS

      1. Any space to be used primarily for lunchroom or cafeteria operation within the Premises will be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

      2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and will be restricted to use by employees and business invitees. All cleaning necessitated by such installations shall be at Tenant's expense.

VII.  STRUCTURAL AND EXTERIOR MAINTENANCE

Landlord will maintain the Building (excluding the Premises and other Tenant areas but including structural components, roof, exterior and foundation, elevators, HVAC, pipes, wires, security, sprinkler, fire alarm, electrical, mechanical, primary and emergency power, and other building systems, common areas, parking areas, sidewalks and access areas, etc.) in good condition and working order. Landlord will remove snow and maintain landscaped areas of the Land as necessary.

VIII. SECURITY

Landlord will control access to the Building during non-business hours through use of a card access system or equivalent.

IX.   PEST CONTROL

Landlord will be responsible for all pest control in the Building.

USE OF COMMON FACILITIES

Tenant may use Common Area facilities in accordance with Landlord's scheduling policies. Common area facilities include:

o     Three Conference Rooms and One Boardroom (located in the BioBusiness
      Center)

o     Production Room (located in the BioBusiness Center)

o     Equipment Room (located on the 2nd floor)

o Public Areas, including lobbies, hallways, restrooms, elevators, and stairwells, devoted to the common use of the occupants of the Building

ADDITIONAL SERVICES:

The following services are available at additional charge:

o     Personal administrative support

o     Reproduction facilities

o     Facsimile transmission and receipt

o     Postage machine

o     Published business telephone number

o     Local and long distance service

o 24-hour voice mail boxes (one voice mail box is included with each phone line)

o     Internet access

o     Computer network access

o     Outgoing mail and express delivery services

o     Package handling/boxing and wrapping

o     Purchasing services - printing and office supplies

                                    EXHIBIT B

                                   LEASE PLAN

Premises Address:

Bioscience Park Center
12635 E. Montview Blvd.
Suite 155
Aurora, Colorado 80045

EXHIBIT C

                                   WORK LETTER

This Work Letter is attached to and incorporated by reference into a Lease (the "Lease") of the Premises in Bioscience Park Center ("Building") between Fitzsimons Redevelopment Authority ("Landlord") BioNovo, Inc. ("Tenant"). Terms in this Work Letter not otherwise defined have the same meaning as in the Lease.

1. The provisions of Sections 7.01, 7.02, 7.03, 7.04, 7.05 and 7.06 of the Lease are made part of this Work Letter.

2. In preparing the Premises for initial occupancy by Tenant, Landlord will provide the work shown on the building plans developed by Davis Partnership dated December 1, 1998 ("Landlord's Work").

3. The cost of preparing all plans and specifications and any subsequent changes requested by Tenant will be included in Tenant's Cost.

4. Tenant's Fit-up Design Criteria. At least one week before the Design Start Date, Landlord will give Tenant a conceptual space plan ("Space Plan") and a list of information required by Landlord's architect to design the improvements to the Premises ("Tenant's Fit-up"). On or before the Design Start Date, Tenant will confirm to Landlord its approval of the Space Plan with any required changes and provide to Landlord all information necessary for the design of Tenant's Fit-up.

5. Schematic Design. Within two weeks after the Design Start Date, Landlord will deliver to Tenant schematic design plans of Tenant's Fit-up ("Schematic Design Plans") and an estimate of Tenant's Cost for the work shown on the Schematic Design Plans. Within one week after receipt of the Schematic Design Plans and estimate, Tenant will confirm to Landlord that they are approved or give Landlord a detailed explanation of why they are unacceptable. Landlord and Tenant agree to repeat this procedure until Tenant approves the Schematic Design Plans and estimate of Tenant's Cost.

6. Design Development. Within three weeks after approval by Tenant of Schematic Design Plans and estimate of Tenant's Cost, Landlord will deliver to Tenant Design Development Plans prepared by Landlord's architect. Within one week after receipt, Tenant will confirm to Landlord that they are approved or give Landlord a detailed explanation of why they are unacceptable. Landlord and Tenant agree to repeat this procedure until Tenant approves the Design Development Plans.

7. Guaranteed Maximum Price. Upon receipt of Tenant's approval of the Design Development Plans, Landlord will submit the approved Design Development Plans to Landlord's contractor for pricing. Within three weeks Landlord's contractor will submit to Landlord a Guaranteed Maximum Price proposal for Tenant's Fit-up and a schedule for completion of the work. Upon receipt of an acceptable Guaranteed Maximum Price proposal, Landlord will provide to Tenant a copy of this proposal. If Tenant's Cost as finally determined does not exceed Landlord's estimate by more than five percent, Tenant agrees to accept the final determination and authorizes Landlord to complete Working Drawings and proceed with construction of Tenant's Fit-up. If Tenant's Cost exceeds Landlord's estimate by more than five percent, Tenant may elect to repeat this procedure until Tenant approves Tenant's Cost.

8. Building Permit. Upon receipt of Tenant's approval of Design Development Plans, Landlord will submit the approved Design Development Plans to the City of Aurora for the purpose of receiving authorization to commence Tenant's Fit-up ("Building Permit"). Should the City of Aurora require changes to the Design Development Plans as a condition to granting of the Building Permit, Landlord will notify Tenant of these changes and any subsequent adjustments to the Tenant's Cost.

9. Working Drawings and Specifications. Within four weeks of approval by Tenant of Design Development Plans, Landlord will deliver to Tenant Working Drawings and specifications prepared by Landlord's architect. Landlord shall afford Tenant an opportunity to meet not less frequently than weekly with Landlord's architects and engineers during the period for preparation of the Working Drawings. Within two weeks after receipt by Tenant of Working Drawings and specifications, Tenant will confirm to Landlord that they are approved or notify Landlord that they vary in design from the approved Design Development Plans, in which case Tenant will include with the notification to Landlord a written list of modifications to the Working Drawings.

10. Trade Buyout. Upon approval by Tenant of Working Drawings and specifications, Tenant may require Landlord to undertake a competitive buyout of the major trades ("Trade Buyout"). Landlord will promptly require Landlord's contractor to obtain competitive bids from a minimum of three prequalified subcontractors for each major trade. Within four weeks Landlord will submit to Tenant the results of that Trade Buyout. Tenant's Cost will be the lesser of the Guaranteed Maximum Price or the Trade Buyout.

11. Allocation of Tenant's Cost. If Tenant's Cost exceeds the amount of the Tenant Fit-up Allowance, if any, provided in Section 1.01 of the Lease, within seven days after the final determination of Tenant's Cost, Tenant agrees (a) to deposit an amount equal to that excess in an escrow account which provides for payment of Tenant's Cost on terms satisfactory to Landlord, or at Landlord's option, (b) to make other arrangements acceptable to Landlord for the payment of the excess. Landlord will be under no obligation to begin construction of Tenant Fit-up until Tenant has complied with the provisions of this paragraph.

12. Tenant Fit-up Changes. Tenant may request changes in Tenant Fit-up after approval of the Working Drawings and specifications and Tenant's Cost. Changes to the Working Drawings and specifications and the work made by Tenant will be priced at the cost of (a) making such changes to the Working Drawings and specifications and (b) the cost of the work shown thereon (including the contractor's overhead, profit and general conditions). Landlord will submit to Tenant the costs of all changes and any expected delay in the Substantial Completion Date expected based on such changes prior to commencing work. Within one week Tenant will confirm to Landlord that they are approved or rejected. Tenant agrees that the cost of all changes approved by Tenant will be included in Tenant's Cost.

13. Tenant Representative. On or before the Design Start Date Tenant will notify Landlord in writing the name and address of its Tenant Representative. Landlord will rely on Tenant's Representative with respect to all matters which pertain to this Work Letter, Tenant having authorized Tenant's Representative to make decisions binding upon Tenant with respect to such matters.

14. Lease Termination. If Landlord exercises its right to terminate this Lease because of Tenant's failure to perform its obligations, including its obligations under this Work Letter, and if the termination occurs before the construction start of Tenant's Fit-up, Tenant agrees to pay Landlord, as Additional Rent, an amount equal to the sum of all expenses incurred by Landlord for architectural, engineering, consulting, legal and other professional services relating to the Premises and this Lease. If this termination occurs after the construction start of Tenant's Fit-up and before the Term Commencement Date, Tenant agrees to also pay costs incurred on Tenant's behalf, including but not limited to Tenant's Cost incurred through the date of such termination.

15. Contractor Warranties. Landlord will obtain warranties from Landlord's contractor and each subcontractor that all work was done in a good and workmanlike manner and that all systems operate in full compliance with the Working Drawings and specifications. All warranties will be for a minimum of one year from the Substantial Completion Date. Tenant acknowledges that it has reviewed the construction contract between Landlord and Landlord's contractor and understands the contractor's obligations to deliver warranties. Landlord will enforce all warranties for the benefit of Tenant. Before final payment to the contractor, contractor shall provide "as built" drawings for the Premises.

16. Landlord acknowledges that the installation of HVAC, mechanical, electrical and plumbing systems is subject to validation procedures which must be incorporated in the schedule of work and agrees that the validation procedures identified by Tenant during the planning phase shall be incorporated in the schedule.

17. Landlord shall afford Tenant the opportunity to meet with the general contractor for the Tenant Fit-up and inspect the Premises at least once per week so that Tenant can monitor the progress of the Work. The general contractor's contract shall provide that the general contractor will provide Landlord with prompt notice of anything Landlord or Tenant is doing or not doing which may cause a delay in construction. Upon receiving any such notice, Landlord shall promptly provide a copy of such notice to Tenant. Tenant shall be provided an opportunity to walk through the Premises with a representative of Landlord and the general contractor at the time Substantial Completion is achieved for the purpose of preparing a punch list.

                                    EXHIBIT D

                              ESTOPPEL CERTIFICATE

____________________________, 20_____

Gentlemen:

Reference is made to the Lease dated __________, from Fitzsimons Redevelopment Authority, Inc. as Landlord to __________, as Tenant with respect to the Premises in the Building known as Bioscience Park Center (the "Lease"). Terms used in this Certificate which are defined in or by reference to the Lease have the same meanings in this Certificate as in the Lease.

The undersigned hereby ratifies the Lease and certifies that:

      1.    The Term Commencement Date is

      2.    The Stated Expiration Date is

      3.    The Premises are presently occupied by

      4.    Basic Rent is currently payable at the rate of

            $     per year.

      5.    Basic Rent has been paid through __________

      6. Additional Rent for Taxes and Operating Expenses has been paid through _____

      7. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated __________)and represents the entire agreement between Landlord and Tenant.

      8. No Default or Event of Default has been asserted by either party to the Lease and, to the knowledge of the undersigned, no Default or Event of Default exists on the part of either party to the Lease (except ______________________________).

      9. On this date, to the knowledge of the undersigned, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by the Landlord (except ________________ ).

      10. No Rent has been paid in advance of its due date under the Lease (except ______________________).

TENANT:

By:
    ---------------------------------

Its:
    ---------------------------------

By:
    ---------------------------------

Its:
    ---------------------------------

                                   EXHIBIT E-1

                                  RATE SCHEDULE

Basic Rent. The minimum annual rent will be payable in equal monthly installments computed on the rentable area of the Premises. The Basic Rent is $12.00 per rentable square foot per annum. For this Basic Rent amount, Tenant will be given an allowance equal to $0 per rentable square foot for Tenant improvements. The Basic Rent will escalate at a rate of three percent per annum based on the prior year Basic Rent.

                                   EXHIBIT E-2

                                   RENT RIDER

                                    Not Used.

                                    EXHIBIT F

Tenant Guidelines
For Types & Quantity of
Hazardous Materials and Chemicals
Allowed for Use and Storage in the
Bioscience Park Center

Prepared for

                     The Fitzsimons Redevelopment Authority
                           Building 500, P.O. Box 6027
                             Aurora, Colorado 80045

                                  April 6, 2000

                                   Prepared by

                    Environmental Information Services, Inc.
                               5789 Sheridan Blvd.
                             Arvada, Colorado 80002

                                Table of Contents

1.0   Introduction.........................................................   51
2.0   Allowable Containers.................................................   51
3.0   Hazardous Materials Allocation Limits................................   51
        3.1 Calculating Allowed Amount of Hazardous Materials per Tenant...   52
        3.2 Flammable & Combustible Liquid Quantities......................   54
4.0   Required Tenant Reports..............................................   56

                                1.0 Introduction

The Fitzsimons Redevelopment Authority (FRA) requires tenants to limit the types and quantities of hazardous materials that will be used and stored in laboratories within the Bioscience Park Center building. Acceptance of these limits is a lease condition. If a tenant wishes to exceed the quantities specified they will need to make a request to the FRA. Requests will be addressed on a case by case bases.

                            2.0 Allowable Containers

      Tenants shall store flammable and combustible liquids in appropriate type containers. Table 7-2 presents the type of container to use for storage of flammable and combustible liquids.

                                    Table 7-2
                      Maximum Allowable Container Capacity

Container Type                      Flammable Liquids        Combustible Liquids
----------------------------   ---------------------------   -------------------
                                  IA        IB       IC         II       IIIA
                               --------   -----   --------   --------   --------
Glass                            1pt.      1qt.   1.1 gal.   1.1 gal.     5 gal

Metal (other than DOT drums)
  or approved plastic          1.1 gal.   5 gal     5 gal      5 gal      5 gal
Safety Cans                     2.6 gal   5 gal     5 gal      5 gal      5 gal
Metal Drum (DOT spec.)            N/A     5 gal     5 gal     60 gal     60 gal
Polyethylene (DOT spec. 34,
  UN 1H1, or as authorized
  by DOT exemption)             1.1 gal   5 gal     5 gal     60 gal     60 gal

                    3.0 Hazardous Materials Allocation Limits

The maximum amount of hazardous materials excluding flammable & combustible liquids that will be allowed per floor or wing on the second floor are listed in Tables 100, 101, 102. The maximum amounts of flammable & combustible liquids are listed in table 103.1 & 103.2. Other hazardous materials will be allocated based on area (square foot) of leased space.

       Calculating Allowed Amount of Hazardous Materials per Tenant Space

                (Not Including Flammable and Combustible Liquids)

      The FRA is limiting the amount of hazardous materials allowed for storage and use according to the amount listed in the following tables,100,101,102 for each laboratory unit. There is one laboratory unit on the first floor, two on the second (east and west wing) and one on the third floor. To determine the amount that can be store in any tenant area (other than flammable and combustible liquids) take the square feet of leased space, and divide that by 5,000 for the first floor, 8,000 for each wing of the second floor and 6,000 for the third floor. Multiply the amount in the table by that fraction.

      Example: Tenant P on the second floor east wing has 1906 sq. ft. of leased space. To determine the amounts of corrosive liquids allowed take 1906 divided by 8,000, that equals 0.238; the table provides a limit of 300 gallons of corrosives, so 0.238 multiplied by 300 equals 71.4 gallons of corrosive liquid allowed for that tenant space.

                          Amounts for Compressed Gases

                                    Table 100

               Type of Gas                  Amounts (cubic feet)
---------------------------------------   -----------------------
Corrosive                                            810
Flammable (except cryogenic fluids and
  liquified petroleum gases)                         750
Highly Toxic                                          20
Inert and simple Asphyxiant                        6,000
Irritant                                             810
Other health hazard                                  810
Oxidizing (including oxygen)                        1500
Pyrophoric                                            50
Radioactive                               Per UFC Table 8001.15-B
Sensitizer                                           810
Toxic                                                810
Unstable (reactive)                                   50

                               Amounts of Cryogens

                                    Table 101

                  Inside of Building
                       (gallons)
                  ------------------
Type of Cryogen         Amount
---------------   ------------------
Corrosive                   1
Flammable                  45
Highly Toxic                1
Nonflammable              200
Oxidizer                   45

                                    Table 102

Amounts of Hazardous Materials

               Type of Material                     Amount
---------------------------------------------   --------------
Carcinogens                                     100 pounds
Combustible fiber                               100 cubic foot
Corrosive Liquid                                300 gallons
Corrosive Solids                                500 pounds
Explosives                                      None
Flammable Solids                                100 pounds
Irritant Liquids                                200 gallons
Irritant Solids                                 500 pounds
Oxidizing Liquids                   Class 4     1 gallon
                                    Class 3     10 gallon
                                    Class 2     250 gallons
                                    Class 1     500 gallons
Oxidizing Solids                    Class 4     1
                                    Class 3     10 pounds
                                    Class 2     250 pounds
                                    Class 1     500 pounds
Organic Peroxide liquids & solids   Class I     5 pounds
                                    Class II    10 pounds
                                    Class III   50 pounds
                                    Class IV    100 pounds
Pyrophoric Liquids                              4 gallons
Pyrophoric Solids                               4 pounds
Sensitizer Liquids                              250 gallons
Toxic Liquids                                   250 gallons
Toxic Solids                                    250 pounds
Unstable (reactive) Liquids         Class 4     1 gallon
                                    Class 3     5 gallons
                                    Class 2     25 gallons
                                    Class 1     100 gallons
Unstable (reactive) Solids          Class 4     1 pound
                                    Class 3     5 pounds
                                    Class 2     50 pounds
                                    Class 1     100 pounds
Water-reactive Liquids              Class 3     0.5 gallon
                                    Class 2     5 gallons
                                    Class 1     12 gallons
Water-reactive Solids               Class 3     5 pounds
                                    Class 2     50 pounds
                                    Class 1     100 pounds

3.2 Flammable & Combustible Liquid Quantities

      Each laboratory tenant shall be allocated a portion of the maximum quantity of flammable and combustible liquid storage allowed according to the following tables.

                                   Table 103.1
           1st Floor Tenants Flammable & Combustible Liquid Quantities
                         (All quantities are in gallons)

                    Maximum Quantity     Maximum Per Single   Maximum per
Class             Per 100 ft(2) of Lab    Tenant Space (1)     Lab. Unit
---------------   --------------------   ------------------   -----------
I                         4 (1)                   95              300
I, II & III (A)           8 (1)                  180              400

                                   Table 103.2
           2nd Floor Tenants Flammable & Combustible Liquid Quantities
                         (All quantities are in gallons)

                    Maximum Quantity     Maximum Per Single   Maximum per
Class             Per 100 ft(2) of Lab    Tenant Space (1)     Lab. Unit
---------------   --------------------   ------------------   -----------
I                         4 (1)                   55              300
I, II & III (A)           8 (1)                   65              400

                                   Table 103.3
           3rd Floor Tenants Flammable & Combustible Liquid Quantities
                         (All quantities are in gallons)

                    Maximum Quantity     Maximum Per Single   Maximum per
Class             Per 100 ft(2) of Lab    Tenant Space (1)     Lab. Unit
---------------   --------------------   ------------------   -----------
I                        10 (1)                  600              600
I, II & III (A)          20 (1)                  800              800

(1) Laboratory work units (tenant spaces) without hoods will be allocated a maximum of 4 gallons of class I and 8 gallons of combined class I, II & III flammable & combustible liquids.

By inspection of the tables one can see that the maximum amount of flammable & combustible liquids that each space and laboratory is allowed is based on area (square foot), room (work unit), and laboratory. For example:

Tenant P has 1906 sq. ft. of leased space. 1906 divided by 100 equals 19.06.
19.06 multiplied by 4 equals 76.24 gallons of Class I flammable liquids. But, the maximum limit per tenant space is 55 gallons. So, Tenant P can have a maximum of 55 gallons of Class I Flammable Liquids.

                          4.0 Required Tenant Reports

      Tenants are required to comply with OSHA's occupational exposure to hazardous chemicals in laboratory regulations (29 CFR 1910.1450) and, where applicable, with hazard waste regulations (40 CFR 260-268). One of the OSHA standard requirements is an annual audit for laboratories. A qualified person must complete the audit. The FRA will require that the audit include recording types and quantities of hazardous materials in the lease space and that an annual report be submitted to the FRA. The submitted report shall contain the information organized into a spreadsheet format that will include all required SARA Title III, Tier II information. Refer to Appendix I for an example of the required information.

                                    EXHIBIT G

                              RULES AND REGULATIONS

(1) Tenants will conduct themselves in a businesslike manner; the noise will be kept to a level so as not to interfere with or annoy other Tenant.

(2) Tenant will not affix anything to the walls of the Premises other than normal office decorations and materials such as bulletin boards, white boards and projector screens without the prior written consent of the Landlord.

(3) Tenant will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

(4) Tenants using public areas may only do so with the consent of the Landlord, and those areas must be kept neat and attractive at all times. Subject to availability policies established from time to time by the Landlord, Tenant may use the conference rooms, lunch room areas and other areas available to Tenant in general.

(5) All corridors, halls, elevators, and stairways shall not be obstructed by Tenant or used for any purpose other than egress and ingress.

(6) No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas, except with Landlord consent.

(7) Tenant shall not, without the Landlord's consent, store or operate any computer (except a desk top computer) or any other large business machines, reproduction equipment other than office copy machines, heating equipment other than a microwave oven, stove, stereo equipment or other mechanical amplification equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. Unless otherwise permitted in Schedule F, no article deemed hazardous on account of fire or any explosives shall be brought into the Premises or the Building, and no offensive gases, odors or liquids will be permitted.

(8) If Tenant requires any special installation or wiring for electrical use, telephone equipment, small business machines, or otherwise, such wiring shall be done at Tenant's expense by personnel designated by the Landlord.

(9) Subject to the limitations set forth in the Lease, the Landlord and its agents shall have after required notice, if any, to Tenant, the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall deem necessary for the preservation, safety or improvements of said Premises, without in any way being deemed or held to have committed an eviction of or trespass against Tenant.

(10) Tenant shall give the Landlord reasonable access to the Premises to show said Premises on Tenant or the Landlord giving notice of intent to vacate in accordance with the provisions of this Agreement. The Tenant shall in no way hinder the Landlord from showing said Premises.

(11) Tenant will bring no animals other than seeing-eye dogs in the company of blind persons into the Premises or the Building.

(12) Tenant shall not remove the Landlord's furniture, fixtures or decorative material from offices without written consent of the Landlord.

(13) The Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the of the Building.

(14) Tenant shall not smoke in any area of the Building, and Tenant shall not use the premises for lodging, sleeping, or for any illegal purpose.

(15) Tenant shall cooperate and be courteous with all other occupants of the Building and the Landlord's staff and personnel.

(16) The Landlord shall have no responsibility to Tenant for the violation or non-performance by any other Tenant of Rules and Regulations but shall use reasonable effort to uniformly enforce all Rules and Regulations.

                                    EXHIBIT H

                               EQUIPMENT SCHEDULE

                               See Attachment H-1

                                    EXHIBIT I

                 ECONOMIC DEVELOPMENT ADMINSTRATION REQUIREMENTS

Tenant acknowledges that the Building was financed in part by a grant from the U.S. Department of Commerce, Economic Development Administration ("EDA"). Accordingly, Tenant agrees to the following:

1. Approval of Occupancy Arrangements. In addition to the consent of Landlord required by Section 11.01 of this Lease, Tenant agrees not to enter into any Occupancy Arrangement, either voluntarily or by operation of law, without the prior written consent of EDA.

2. Access to Records Related to this Lease. Tenant shall maintain books, records, documents and other evidence pertaining to its rights and obligations under this Lease. At any time during normal business hours, upon reasonable notice, and as frequently as is deemed necessary, not to exceed twice in any Lease Year, Tenant shall make available to Landlord and EDA, or their agents, all of such records pertaining to this Lease and permit these agencies to audit, examine, make excerpts from or make transcripts from such records. All such information shall be retained by the EDA in strictest confidence. All such records in the possession of Tenant pertaining to this Lease shall be retained by Tenant for a period of three (3) years beginning with the Term Commencement Date or beyond such three year period if audit findings have not been resolved within that period or if other disputes have not been resolved. Notwithstanding the above requirements, EDA shall not have access to trade secrets or other proprietary information.

3. Civil Rights Provision. In accordance with pertinent Legal Requirements, Tenant shall not discriminate against any qualified employee or applicant for employment because of race, color, religion, sex, national origin, age, or physical or mental disability. To the extent required by pertinent Legal Requirements, Tenant shall take affirmative action to ensure that applicants are employed and that employees are treated without regard to their race, color, religion, sex, national origin, age, or disability. Such action shall include but may not be limited to the following: employment, upgrading, demotion or transfers, recruitment or recruitment advertising, lay-off or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship. Tenant shall post notices of these civil rights provisions as required by pertinent Legal Requirements.